UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

April 23, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Hilton Garden Inn, 201 Ogden Avenue, Dobbs Ferry, New York 10522, commencing at 9:00 a.m., local time, on June 2, 2021.

We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. We believe that this electronic proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about April 23, 2021, we will commence sending a Notice of Annual Meeting and Internet Availability to our stockholders along with instructions on how to access our 2021 Proxy Statement and Annual Report and authorize a proxy to vote your shares online. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2021 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible by authorizing a proxy over the Internet or by telephone as described in the enclosed materials so that your shares will be represented at the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on June 2, 2021 and discussing with you the business of our company.

Sincerely,

Ron Cohen, M.D.
President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., local time, on June 2, 2021
Place:	Hilton Garden Inn, 201 Ogden Avenue, Dobbs Ferry, New York 10522
COVID-19 Contingencies:

We are actively monitoring developments related to the COVID-19 pandemic as well as protocols that U.S. federal, state and local governments may impose to reduce the risk of transmission. In the event that we determine it is not possible or advisable to hold the 2021 Annual Meeting at the date, time and/or location disclosed in this Proxy Statement, we will announce alternative arrangements for the meeting in a press release. Our press releases can be accessed on our corporate website free of charge at www.acorda.com, under the “News and Events” and then “Press Releases” captions. We will also post any updated information on our website under the “Investors” and then “Investor Events” captions. If you plan to attend the 2021 Annual Meeting in person, please check for our disclosure of this information prior to the currently-scheduled time and date for the 2021 Annual Meeting.

Items of Business:	(1)	To elect two Class I directors for a term expiring on the date of our 2024 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
	(2)	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2021.
	(3)	An advisory vote to approve Named Executive Officer compensation.
	(4)	To consider such other business as may properly come before the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”).
Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2021 Annual Meeting at the time and on the date specified above or at any time and date to which the 2021 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics as of the close of business on April 5, 2021.
Meeting Admission:

You are entitled to attend the 2021 Annual Meeting only if you were an Acorda Therapeutics stockholder as of the close of business on the record date or hold a valid proxy for the 2021 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or other nominee (i.e., in street name), you will need to provide proof of beneficial ownership as of the record date, such as your most recent account statement dated as of or prior to April 5, 2021, a copy of the voting instruction form provided by your broker, trustee, or other nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or provide the other materials described above, you will not be admitted to the 2021 Annual Meeting. In recognition of the serious and adverse effect of the COVID-19 pandemic, we will require attendees to comply with health and safety protocols endorsed by the Centers for Disease Control and Prevention, which will include recommended social distancing and personal protective equipment, such as face masks, as well as any applicable state or local governmental requirements which may be imposed. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

Voting:

Your vote is very important. Whether or not you plan to attend the 2021 Annual Meeting, we strongly encourage you to read this Proxy Statement and submit your proxy or, if applicable, your voting instructions to your broker, trustee, or other nominee as soon as possible. If you received your proxy materials electronically, you may submit your proxy online or by telephone by following the instructions provided with the proxy materials. If you receive your proxy materials by mail, you may submit your proxy by completing, signing, dating and returning your proxy card or voting instructions form in the pre-addressed envelope provided, or by voting online or by telephone by following the instructions provided with the proxy materials. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting:	The Notice of Annual Meeting and the Proxy Statement for the 2021 Annual Meeting are available free of charge at www.proxyvote.com.

By the Order of the Board of Directors

Andrew Mayer Deputy General Counsel and Corporate Secretary

April 23, 2021

i

ii

ACORDA THERAPEUTICS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2021

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?
A:

The Board of Directors (the “Board”) of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company” or “Acorda Therapeutics”), is providing these proxy materials to you in connection with our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), which will take place on June 2, 2021. As a stockholder on the Record Date (as defined below), you are invited to attend the 2021 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”).

We are actively monitoring developments related to the COVID-19 pandemic as well as protocols that U.S. federal, state and local governments may impose to reduce the risk of transmission. In the event that we determine it is not possible or advisable to hold the 2021 Annual Meeting at the date, time and/or location disclosed in this Proxy Statement, we will announce alternative arrangements for the meeting in a press release. Our press releases can be accessed on our corporate website free of charge at www.acorda.com, under the “News and Events” and then “Press Releases” captions. We will also post any updated information on our website under the “Investors” and then “Investor Events” captions. If you plan to attend the 2021 Annual Meeting in person, please check for our disclosure of this information prior to the currently-scheduled time and date for the 2021 Annual Meeting.

Q:	How do I request a paper copy of this Proxy Statement if I have not received one?
A:

As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering our Proxy Statement and Annual Report via the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. The Notice of Annual Meeting and Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online or by telephone. If you wish to request a printed or e-mail copy of the Proxy Statement and Annual Report, you should follow the instructions included in the Notice of Annual Meeting and Internet Availability.

Q:	What information is contained in this Proxy Statement?
A:

The information included in this Proxy Statement relates to the proposals to be voted on at the 2021 Annual Meeting, the voting process, our corporate governance practices, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company’s common stock, and certain other required information.

Q:	What items of business will be voted on at the 2021 Annual Meeting?
A:	The items of business scheduled to be voted on at the 2021 Annual Meeting are:
•	The election of two Class I directors for a term expiring on the date of our 2024 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
•	The ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2021.
•	An advisory vote to approve Named Executive Officer compensation, referred to as a “say-on-pay” vote.

We will also consider other business that properly comes before the 2021 Annual Meeting.

Q:	How does the Board recommend that I vote?
A:	The Board unanimously recommends that you:
•	Vote your shares “FOR” the nominees to the Board.
•	Vote your shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2021 fiscal year.
•	Vote your shares “FOR” the advisory say-on-pay vote to approve our Named Executive Officer compensation.
Q:	Who is entitled to vote at the 2021 Annual Meeting?
A:	Only stockholders of record at the close of business on April 5, 2021 are entitled to vote at the 2021 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank.

On the Record Date, we had 9,489,032 shares of common stock issued and outstanding.

Q:	What are the voting rights of the Company’s holders of common stock? Do Stockholders have dissenters’ or appraisal rights?
A:	Each outstanding share of the Company’s common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to any of the proposals being voted on at the 2021 Annual Meeting and described in this Proxy Statement.

Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?
A:

Most of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and either written proxy materials or a Notice of Annual Meeting and Internet Availability are being sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your proxy directly to us or to vote in person at the 2021 Annual Meeting.

Beneficial Owner

If your shares are held in a brokerage account or by a trustee or another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Annual Meeting and Internet Availability, together with a voting instruction form, are being forwarded to you by your broker, trustee, or other nominee. As a beneficial owner, you have the right to direct your broker, trustee, or other nominee how to vote and are also invited to attend the 2021 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares at the 2021 Annual Meeting. Your broker, trustee, or other nominee is responsible for providing voting instructions for you to use in directing the broker, trustee, or other nominee how to vote your shares.

Q:	How can I attend the 2021 Annual Meeting?
A:

You are entitled to attend the 2021 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2021 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. A list of stockholders eligible to vote at the 2021 Annual Meeting will be available for inspection at the 2021 Annual Meeting and for a period of 10 days prior to the 2021 Annual Meeting, during regular business hours, at our principal executive office, which is located at 420 Saw Mill River Road, Ardsley, New York 10502.

If you are not a stockholder of record but hold shares through a broker, trustee, or other nominee (i.e., in street name), you will need to provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated as of or prior to April 5, 2021, a copy of the voting instruction form provided by your broker, trustee, or other nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or the other materials described above, you will not be admitted to the 2021 Annual Meeting.

The 2021 Annual Meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures. In recognition of the serious and adverse effect of the COVID-19 pandemic, we will require attendees to comply with health and safety protocols endorsed by the Centers for Disease Control and Prevention, which will include recommended social distancing and personal protective equipment, such as face masks, as well as any applicable state or local government requirements which may be imposed.

Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

Even if you plan to attend the 2021 Annual Meeting, we strongly encourage that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2021 Annual Meeting.

Q:	How can I vote?
A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2021 Annual Meeting.
If you are a stockholder of record, you may vote through one of the following means:

Internet:  By accessing www.proxyvote.com and following the instructions on the proxy card.

Telephone:  By calling toll-free 1 (800) 690-6903 and following the instructions on the proxy card.

Mail:  If you receive your proxy materials by mail, by signing, dating, and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares online, you should not return your proxy card. The Notice of Annual Meeting and Internet Availability is not a proxy card or ballot.

If you hold your shares in street name, you may vote by following the instructions contained in the voting instruction form provided by your broker, trustee, or other nominee.

Q:	How are my votes cast when I return a proxy card?
A:

When you properly authorize a proxy online, by telephone or by signing a written proxy, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Andrew Mayer, our Deputy General Counsel and Corporate Secretary, as your representatives at the 2021 Annual Meeting. Either Dr. Cohen or Mr. Mayer will vote your shares at the 2021 Annual Meeting as you have instructed them in the proxy. Dr. Cohen and Mr. Mayer are also entitled to appoint substitutes to act on their behalf.

Q:	Can I change my vote?
A:

Yes. You may change your vote at any time prior to the vote at the 2021 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail, telephone or online (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2021 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than June 1, 2021. Attendance at the 2021 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or other nominee, or, if you have obtained a legal proxy from your broker, trustee, or other nominee giving you the right to vote your shares, by attending the 2021 Annual Meeting and voting in person.

Q:	Who can help answer my questions?
A:

If you have any questions about the 2021 Annual Meeting or how to vote or revoke your proxy, you should contact our communications department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement or voting materials.

Q:	Is my vote confidential?
A:

Proxies, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”) and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Acorda Therapeutics or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q:	How many shares must be present or represented to conduct business at the 2021 Annual Meeting?
A:

The quorum requirement for holding the 2021 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics’ common stock entitled to vote must be present in person or represented by proxy at the 2021 Annual Meeting. Abstentions are counted for the purpose of determining the presence of a quorum. Broker non-votes, which are explained below under “what is a broker non-vote?”, are counted for the purpose of determining the presence of a quorum if the broker exercises voting discretion on a routine matter at the meeting.

Q:	What if a quorum is not present at the 2021 Annual Meeting?
A:

If a quorum is not present or represented at the 2021 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2021 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for 30 or more days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	What vote is required to approve each of the proposals and how are votes counted?
A:

In the election of the directors, you may vote “FOR ALL” nominees, you may “WITHHOLD ALL” authority to vote for the nominees or you may vote “FOR ALL EXCEPT” which allows you to withhold the authority to vote with respect to a particular nominee. A properly executed proxy marked “FOR ALL EXCEPT” will not be voted with respect to the nominee that you indicate, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2021 Annual Meeting is required to elect the two nominees to the Board. Accordingly, the nominees receiving the highest number of “FOR” votes at the 2021 Annual Meeting will be elected as directors. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of director nominees does not exceed the number of directors to be elected. As further described below under Proposal One, a director who is elected by a plurality vote in an uncontested election but who receives a greater number of “WITHHELD” votes than “FOR” votes must tender his or her resignation to the Board, which will consider whether to accept the resignation. Abstentions and broker non-votes are not considered votes “FOR” any candidate or as a “WITHHELD” vote and therefore will not affect the outcome of this proposal.

For the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2021 fiscal year and the advisory say-on-pay vote to approve our Named Executive Officer compensation, you may vote “FOR” or “AGAINST” either or both of these proposals or you may “ABSTAIN” from the vote. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting on these proposals at the 2021 Annual Meeting is required for approval of these proposals. Because abstentions and broker non-votes are not considered votes “FOR” or “AGAINST” a proposal, they will have no effect on the outcome of these proposals.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board as described above under “How does the Board recommend that I vote?” with respect to the three proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matters that properly come before the 2021 Annual Meeting.

Q:	What is a broker non-vote?
A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, a “broker non-vote” will occur with respect to any matter on which your broker is not authorized or declines to vote without instructions from you. Under New York Stock Exchange rules that govern brokers, brokers have the discretion to vote on matters that the New York Stock Exchange considers to be “routine,” but not on matters that it considers to be “non-routine.” Under the New York Stock Exchange rules, the election of directors and the advisory say-on-pay vote are considered non-routine matters, and the ratification of the appointment of the Company’s independent auditors is considered a routine matter. Accordingly, brokers will not have discretionary authority to vote shares held in street name on the election of directors and the advisory say-on-pay vote. In the event you do not provide your broker with voting instructions on these matters, a broker non-vote will occur. On the other hand, brokers will have discretionary authority to vote shares held in street name on the ratification of the appointment of the Company’s independent auditors if they have not received voting instructions from you.

If you hold your shares in street name, it is critical that you provide voting instructions to your broker for each proposal. We strongly encourage you to provide voting instructions to the organization that holds your shares in order to allow your voice to be heard and to minimize the number of broker non-votes.

Q:	What happens if a nominee is unable to stand for election?
A:

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Dr. Cohen and Mr. Mayer, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:	What happens if additional matters are presented at the 2021 Annual Meeting?
A:

Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2021 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Mr. Mayer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2021 Annual Meeting.

Q:	Who will serve as inspector of elections?
A:	Broadridge will tabulate votes and a representative of Broadridge will act as inspector of elections.
Q:	What does it mean if I receive more than one Notice of Annual Meeting and Internet Availability and/or set of written proxy materials?
A:

If you receive more than one Notice of Annual Meeting and Internet Availability, and/or more than one set of written proxy materials, it means your shares are not all registered or held in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access. Similarly, for all shares you hold in street name, you should follow the voting instructions provided by each broker, trustee, or other nominee for the shares held on your behalf by that broker, trustee, or other nominee.

Q:	Who will bear the cost of soliciting votes for the 2021 Annual Meeting?
A:

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees. These individuals will not receive any additional compensation for such solicitation activities. We may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If we do retain a proxy solicitation firm, we would pay such firm’s customary fees and expenses. Upon request, we will also reimburse brokerage houses and other custodians, trustees, nominees and fiduciaries for forwarding proxy materials to stockholders.

Q:	Where can I find the voting results of the 2021 Annual Meeting?
A:

We intend to announce preliminary voting results at the 2021 Annual Meeting, and after the meeting we will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Q:	What if I have questions for Acorda Therapeutics’ transfer agent?
A:

Please contact our transfer agent, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Computershare

P.O. Box 505000

Louisville, KY  40233-5000

Overnight correspondence:

Computershare

462 South 4th Street

Suite 1600

Louisville, KY  40202

Telephone: (800) 368-5948

Also, the Computershare shareholder website can be accessed at www.computershare.com/investor.

Q:	What is the deadline for submitting proposals for inclusion in Acorda Therapeutics’ proxy statement for the 2022 Annual Meeting of Stockholders?
A:

Pursuant to Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2022 Annual Meeting of Stockholders, by submitting their proposals to us no later than December 24, 2021. This deadline is determined under Rule 14a-8 and represents the 120th day prior to the anniversary of the date we filed and intend to commence distribution of this Proxy Statement to shareholders. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section at the end of this Proxy Statement.

Q:

What is the deadline for submitting proposals to be presented on the floor of the 2022 Annual Meeting of Stockholders and not in Acorda Therapeutics’ proxy statement or to nominate individuals to serve as directors?

A:

Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, New York 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 2, 2022, and no later than March 4, 2022, unless the date of the 2022 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2021 Annual Meeting.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members and is divided into three classes. Each class holds office for a term of three years. These classes currently consist of authorized members in each of Classes I, II and III, whose terms expire at the 2021, 2022, and 2023 Annual Meetings of Stockholders, respectively. Steven Rauscher, formerly one of our Class III directors, resigned from the Board on September 30, 2020. Mr. Rauscher indicated that his decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In light of Mr. Rauscher’s resignation, the Board subsequently reduced its size from eight to seven members, and reduced the size of Class III to two directors.

This year’s nominees for director, Barry Greene, and Catherine D. Strader, Ph.D., have been nominated by the Board as Class I directors for a term of three years expiring on the date of our 2024 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Mr. Greene and Dr. Strader are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

If any of those candidates should become unavailable for election, the shares represented by the proxies solicited for the 2021 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Mr. Greene and Dr. Strader will not be a candidate for director at the 2021 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of Mr. Greene and Dr. Strader.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2021 Annual Meeting. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of nominees does not exceed the number of directors to be elected. Under our Bylaws, in the case of uncontested elections, a nominee who is elected but receives a greater number of “WITHHELD” votes than “FOR” votes will be required to tender his or her resignation following certification of the stockholder vote. Promptly thereafter, the Nominations and Governance Committee of the Board will consider the resignation and range of possible responses and make a recommendation to the Board, which will then act on the recommendation within 90 days after the certification of the stockholder vote. Nominees who tender their resignation will not be permitted to participate in the Nominations and Governance Committee or Board discussions regarding the stockholder vote or the resignation. We will disclose the Board’s decision-making process and decision regarding whether to accept the nominee’s resignation (and the reasons for rejecting a resignation, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission, promptly following such decision.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2021 Annual Meeting is set forth below.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL NOMINEES IN PROPOSAL ONE.

The following table sets forth information as of April 23, 2021 with respect to our directors and nominees for election at the 2021 Annual Meeting.

Name	Age	Position(s)
Ron Cohen, M.D.	65	President, Chief Executive Officer, and Director
Barry Greene (1)	57	Director and Nominee
Peder K. Jensen, M.D. (2)	66	Director
John P. Kelley (3)	67	Director and non-executive Chair of the Board
Sandra Panem, Ph.D. (4)	74	Director
Lorin J. Randall (5)	77	Director
Catherine D. Strader, Ph.D. (6)	67	Director and Nominee

__________________________

(1)	Chair of the Ad Hoc Business Development Committee and member of the Compensation Committee.
(2)

Member of the Audit Committee and Ad Hoc Business Development Committee. Dr. Jensen was appointed to the Audit Committee on October 14, 2020, to replace the vacancy created by Mr. Rauscher’s resignation from the Board. Dr. Jensen was also formerly a member of the Compliance Committee until termination of the Committee on October 14, 2020.

(3)	Non-executive Chair of the Board, Chair of the Compensation Committee, member of the Audit Committee, and member of the Business Development Committee.
(4)	Chair of the Nominations and Governance Committee and member of the Compensation Committee.
(5)	Chair of the Audit Committee and member of the Nominations and Governance Committee.
(6)	Member of the Nominations and Governance Committee, and formerly a member of the Compliance Committee until termination of the Committee on October 14, 2020.

Directors Standing for Election for the Term Expiring in 2024 – Class I Directors

Barry Greene has been a member of the Board since January 2007. Mr. Greene currently serves as Chief Executive Officer of Sage Therapeutics, Inc., a position he has held since December 2020. From December 2007 to September 2020, Mr. Greene was President of Alnylam Pharmaceuticals, Inc. Also, from October 2003 to September 2016 he served as Chief Operating Officer, and from February 2004 to December 2005 he also served as Treasurer, of Alnylam. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., where he led the company’s global strategy and execution for its oncology business, including strategic business direction and execution, culminating in the successful approval and launch of VELCADE (bortezomib) in mid-2003. Prior to joining Millennium in February 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene’s past experiences included being Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck); Vice President Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and partner of Andersen Consulting, responsible for the pharmaceutical/biotechnology marketing and sales practice. Mr. Greene currently serves on the board of directors of Sage Therapeutics, Inc. and BCLS Acquisition Corp. Also, he is currently Lead Independent Director of the board of directors of Karyopharm Therapeutics Inc., where he serves as Chairperson of the Nominating, Governance and Compliance Committee, and a member of the Compensation Committee. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and served as a Senior Scholar at Duke University, Fuqua School of Business. Mr. Greene brings to the Board extensive experience in the healthcare industry as well as practical experience guiding new drugs through the commercialization process. Based on this experience, Mr. Greene serves as Chair of the Ad Hoc Business Development Committee.

Catherine D. Strader, Ph.D., has been a member of the Board of Directors since February 2017. Dr. Strader is a partner at Synergy Partners R&D Solutions, a consultancy network co-founded by Dr. Strader in 2014 which advises biotechnology companies on research and development strategies. Prior to co-founding Synergy Partners, Dr. Strader worked for Merck Research Laboratories, as Vice President and Site Head from 2009 to 2011, and as Vice President, External Basic Research from 2007 to 2009. Prior to that, Dr. Strader held leadership positions at Schering-Plough Corporation before

Schering-Plough was acquired by Merck in 2009, including Senior Vice President, Science and Technology in 2007, and Chief Scientific Officer from 2006 to 2007. Prior to that, Dr. Strader was Executive Vice President, Discovery Research from 2002 to 2007, and Vice President, CNS, Cardiovascular and Genomics Research from 1995 to 2001 at Schering-Plough Research Institute. Dr. Strader has guided more than 50 compounds through drug discovery and development during her career. Dr. Strader received a B.S. in Chemistry from the University of Virginia and a Ph.D. in Chemistry from the California Institute of Technology, followed by a Howard Hughes postdoctoral fellowship at Duke University. Dr. Strader is the author of more than 150 scientific publications. Dr. Strader’s extensive pharmaceutical research and development experience, combined with her specific knowledge of neuroscience, makes her well positioned to provide advice and guidance to the Company on developing and commercializing therapies for neurological disorders.

Directors Whose Term Expires in 2022 – Class II Directors

Peder K. Jensen, M.D., has been a member of the Board of Directors since April 2011. Dr. Jensen is currently president of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies. Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering-Plough with Merck in 2009. During his tenure at Schering-Plough/Merck, Dr. Jensen held a number of global senior research and development positions, including Vice President Clinical Research, SPRI, Executive Vice President Worldwide Drug Development, SPRI, and most recently Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010. Dr. Jensen has more than 28 years of global drug development experience across a variety of therapeutic areas, including neurology, cardiovascular, anti-infective, oncology and immunology. Over the course of his career, Dr. Jensen has been responsible for more than 40 new drug approvals worldwide, including in the U.S., Europe and Japan. Dr. Jensen is currently a member of the board of directors of Five Prime Therapeutics, Inc., where he serves as Chairperson of the Compensation and Management Development Committee, and a member of the Research and Development Committee. Dr. Jensen received his M.D. from the University of Copenhagen. Dr. Jensen’s extensive global pharmaceutical experience, combined with his specific knowledge in developing new and innovative medical treatments in many different therapeutic areas, including neurology, makes him well positioned to provide advice and guidance to the Company on developing and commercializing therapies for neurological disorders.

John P. Kelley has been a member of the Board of Directors since December 2008 and was elected to serve as the non-executive Chair of the Board in November 2019. From November 2013 to April 2017, Mr. Kelley was Chief Executive Officer of Tenax Therapeutics, Inc. (formerly named Oxygen Biotherapeutics, Inc.), a company that focuses on developing products for the critical care market, where he also served as a member of the board of directors. From 2011 to 2013, Mr. Kelley was President, Chief Executive Officer, and a director of Phyxius Pharma, Inc., a privately-held development stage pharmaceutical company co-founded by Mr. Kelley in 2011 focused on developing products for use in acute care settings. Mr. Kelley became Chief Executive Officer of Tenax Therapeutics when it acquired Phyxius Pharma in 2013. Previously, Mr. Kelley was the President and Chief Operating Officer of The Medicines Company, a pharmaceutical company providing acute care hospital products worldwide, from 2004 to 2009. He also served on The Medicines Company’s board of directors from 2005 to 2009. From 2000 to 2004, Mr. Kelley held a series of positions at Aventis, a global pharmaceutical company, including Senior Vice President, Global Marketing and Medical, where he was accountable for worldwide brand management. Prior to the formation of Aventis, he held a series of positions at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals, including, from 1998 to 1999, Vice President, Commercial Director, U.S. and, from 1995 to 1998, Vice President of Marketing. Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University. Mr. Kelley’s extensive knowledge of the pharmaceutical industry as well as his operations and marketing experience make him well positioned to provide advice and guidance to the Company at this stage of its development. The Board has determined that Mr. Kelley qualifies as an audit committee financial expert. Based on his public company and broad corporate experience, Mr. Kelley serves as Chair of the Compensation Committee.

Sandra Panem, Ph.D., has been a member of the Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. She is also currently President of NeuroNetworks Fund, a not-for-profit venture capital fund focusing on neurodisorders which she co-founded in December 2014. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior thereto, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and a Ph.D. in microbiology from the University of Chicago. Dr. Panem currently serves on the board of directors of BioLineRx Ltd. Dr. Panem’s experience investing in life sciences companies, and her long-standing relationship with the Company as a Board representative of one of its earliest investors, provides historical perspective on the Company and the life sciences industry. Based on her broad industry and corporate experience, Dr. Panem serves as Chair of the Nominations and Governance Committee.

Directors Whose Term Expires in 2023 – Class III Directors

Ron Cohen, M.D., has served as our President and Chief Executive Officer, and as a director, since he founded the Company in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously served as Chair of the board of the Biotechnology Innovation Organization (BIO), as Chair of the Emerging Companies Section of the BIO board, and as a Director and Chairman of New York Biotechnology Association (NYBA). He also previously served as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010, Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and is an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NYBA as its "The Cure Starts Here" Business Leader of the Year and was named by MM&M and PR Week as one of the top 50 health influencers of 2017. Dr. Cohen is the principal strategist in the Company’s commitment to being a fully-integrated biopharmaceutical company that is a leading innovator in neurology. His extensive knowledge of the Company and its history provides the Board with valuable perspectives to advance our business and the interests of our stockholders.

Lorin J. Randall has been a member of the Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from 2004 to 2006. From 2002 to 2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc., a publicly-traded manufacturer of semiconductor manufacturing equipment. He currently serves on the board of directors of Athersys, Inc. where he serves as Chairperson of the Audit Committee and a member of the Compensation Committee. In addition, within the last five years, he previously served on the boards of directors of Aurinia Pharmaceuticals Inc. and Nanosphere, Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. As a former Chief Financial Officer of a number of publicly-traded companies, Mr. Randall possesses financial acumen acquired through working experience, including an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Randall qualifies as an audit committee financial expert. Based on his extensive financial experience, Mr. Randall serves as Chair of the Audit Committee.

Corporate Governance Guidelines and Other Governance Policies

The Board of Directors regularly evaluates all aspects of our corporate governance principles and practices, taking into consideration, among other things, recommended best practices, developing trends and practices among public companies generally as well as those at our peer companies, and investor input.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines to formally document certain Company governance principles and practices, and also to establish governance principles and practices in furtherance of sound corporate governance. The Guidelines cover, among other topics, director qualification and selection, the roles and responsibilities of the Board, Board and committee composition and performance, director access to management, Board and committee meeting procedures, director compensation and director and management stock ownership, leadership development, and confidential stockholder voting. The Guidelines were adopted to assist the Board in the exercise of its responsibilities, and also to increase transparency into our corporate governance. The Guidelines are intended to be a component of the framework within which the Board, assisted by its committees, establishes broad corporate policies, sets the Company’s strategic direction, and oversees management’s day-to-day operation of the Company’s business. The Board amended the Guidelines in March 2020 to reflect the Board’s decision to modify the Board leadership structure by appointing a non-executive Chair of the Board, as further described below under Board Leadership Structure. These Guidelines are available on our website, www.acorda.com, under “Investors – Corporate Governance – Corporate Governance Guidelines.” Certain important aspects of the Guidelines are described below in this Proxy Statement.

Insider Trading and Anti-Hedging Policy. We have an Insider Trading Policy that is intended to ensure compliance with applicable securities laws and regulations by our officers, directors, and employees. This policy prohibits, among other things, trades in our common stock that would violate these laws and regulations, and it also imposes other restrictions such as trading blackout periods and prior notification and/or clearance requirements for trading intended to protect against inadvertent violations of these laws and regulations. This policy also prohibits officers, directors, employees, and their family members (and entities that they own or control) from engaging in any (or designating another person to engage in, on their behalf) transaction that hedges, or that is designed to hedge or offset, any decrease in the market value of our common stock, including without limitation short sales, purchases or sales of puts or calls, prepaid variable forward contracts, equity swaps, collars and exchange funds.

Termination of Stock Ownership Guidelines. We previously had Officer and Director Stock Ownership Guidelines that the Board implemented to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and to further promote our commitment to sound corporate governance. The Guidelines were applicable to our executive officers, such other executives as were designated by our Chief Executive Officer, and our non-management directors. In March 2021, the Board determined that the Guidelines were no longer serving the purposes for which they were implemented and accordingly terminated the Guidelines. The Board made this determination after concluding that a sustained decline in the market price of our common stock in recent years had made it unrealistic to expect that any covered individuals could gain compliance with the Guidelines for the foreseeable future. The Board intends to evaluate appropriate stock ownership guidelines in the future and may adopt new stock ownership guidelines as circumstances warrant based on market developments.

Clawback Policy. We have a Clawback Policy providing for recovery of certain incentive compensation from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy by the Board in 2014. This Policy is discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Removal of “Single Trigger” Provision from Employment Agreement Form. In 2013, the Compensation Committee and the Board made the decision to exclude “single trigger” equity acceleration provisions from new executive officer employment agreements. Pursuant to this type of provision, the vesting of equity awards would accelerate upon certain change in control and/or other transactions regardless of whether employment is terminated. Accordingly, our employment agreements with Burkhard Blank, M.D., our Chief Medical Officer and Head of R&D, and Lauren Sabella, our Chief Commercial Officer, exclude any single-trigger provision. Our employment agreement with Ron Cohen, M.D., our President and Chief Executive Officer, was entered into prior to 2013 and contains a single-trigger provision.

Board Leadership Structure

In November 2019, the Board of Directors made the decision that the Board should be led by one of the independent directors serving as the non-executive Chair, and subsequently in March 2020 the Board amended our Corporate Governance Guidelines to reflect this Board leadership structure change. Pursuant to the amended Corporate Governance Guidelines, the non-executive Chair is chosen by the other directors, and in this role the non-executive Chair: (i) provides independent leadership and oversight of the Board; (ii) serves as a liaison between the Board and senior management; (iii) sets Board meeting agendas in consultation with the CEO, the Corporate Secretary and the other independent directors; (iv) presides over Board and stockholder meetings when present; (v) presides over executive sessions of the non-management directors when present and sets the agenda for such meetings; (vi) engages with stockholders when appropriate, provided such engagement otherwise complies with the Guidelines and the Company’s other policies; and (vii) performs such other duties as specified in the Company’s Bylaws, the Guidelines, or as otherwise delegated from time to time by the Board.

Under the Corporate Governance Guidelines and the Nominations and Governance Committee Charter, the Board and the Nominations and Governance Committee are responsible for evaluating the Board leadership structure at least annually based on then-current facts and circumstances, with the goal of optimizing Board performance and following sound corporate governance practices. This review of the Board leadership structure is conducted in conjunction with a broadly-

scoped annual self-assessment of performance and effectiveness of the Board and all of its committees, which is managed by the Nominations and Governance Committee under its charter and our Corporate Governance Guidelines. The Nominations and Governance Committee and Board currently intend to continue the appointment of Mr. Kelley to the non-executive Chair position, based on a determination that the Board has substantially benefitted from Mr. Kelley’s leadership in this role.

In addition, the Board continues to follow sound corporate governance practices to ensure its independence and effective functioning. Most importantly, except for Dr. Cohen, the Board is composed entirely of directors deemed to be “independent” under applicable legal, regulatory, and stock market standards. Consistent with the requirements of our Corporate Governance Guidelines, the independent directors meet in a scheduled executive session without Dr. Cohen present at every regular meeting of the Board. The independent directors also engage in informal discussions outside of Board meetings without Dr. Cohen.

In addition, each of the Board’s committees is composed entirely of independent directors, which means that oversight of critical issues such as the integrity of the Company’s financial statements, non-financial legal and regulatory compliance, chief executive officer and senior management compensation, and Board evaluation and selection of directors are entrusted to independent directors.

Risk Oversight

The Board of Directors is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. The Board administers its risk oversight function as a whole and through its Board committees. For example, in addition to regular reviews of potential areas of risk by the full Board at its meetings, the Audit Committee regularly discusses with management our major financial risk exposures, their potential financial impact on our Company and our risk mitigation strategies and participates in regular reviews of our process to assess and manage enterprise risk management. The Audit Committee works closely with senior management to review and oversee our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution, marketing and sale of our products. In addition, the Audit Committee also reviews cyber-security risks. The individual Board committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that the Board leadership structure supports this approach.

Director Independence

The Board of Directors has determined that Mr. Greene, Dr. Jensen, Mr. Kelley, Dr. Panem, Mr. Randall, and Dr. Strader are “Independent Directors” as defined in Rule 5605(a)(2) of the Nasdaq listing rules.

To assist the Board in determining each director’s independence in accordance with Nasdaq listing rules, pursuant to our Corporate Governance Guidelines a director will be presumed independent unless he or she meets any of the following conditions:

•	a director who is, or within the preceding three years was, an employee of the Company;
•

a director who accepted or who has a Family Member who accepted any compensation from the Company totaling more than $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an Executive Officer;
•

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;
•

a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; and

•

a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

For purposes of the Guidelines, a “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. An “Executive Officer” means those officers covered in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

Pursuant to the Guidelines, the Board annually will review all commercial and charitable relationships between the directors and the Company (as required by the Company’s Related Party Transactions Policy) to determine whether the directors meet these independence tests. If a director has a relationship with the Company that is not covered by these independence guidelines, those Company directors who satisfy such guidelines will consider the relevant circumstances and make an affirmative determination regarding whether such relationship is material or immaterial, and whether the director would therefore be considered independent under applicable legal and regulatory requirements.

Attendance at Board, Committee and Stockholder Meetings

The Board of Directors met seventeen (17) times during 2020 excluding committee meetings. All of the members of the Board attended at least 75% of all Board meetings and meetings of the committees on which they served in 2020 (including Mr. Rauscher until his resignation in September 2020). Seven (7) of the eight (8) directors on the Board at the time of the 2020 Annual Meeting of Stockholders attended the meeting. Pursuant to our Corporate Governance Guidelines, each director is expected to attend all Board meetings, meetings of all committees to which he or she is appointed, and all annual meetings of stockholders, except in extenuating circumstances. Attendance in person is preferable, particularly for regularly scheduled meetings, but attendance via communications equipment is acceptable when needed due to individual circumstances. Since the outbreak of the COVID-19 pandemic, the Board has conducted its business virtually through teleconferences and video conferences for purposes of compliance with governmental regulations and orders and in light of recommendations issued by health authorities.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee, and an ad hoc Business Development Committee, the members of which are all independent directors. Also, each member of the Audit Committee meets the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and SEC Rule 10A-3 promulgated thereunder.

The Board also previously established a Research and Development Committee. However, in December 2019, the Board suspended operation of this Committee and the corresponding cash retainer payable its members of the Committee until such time as the Company’s research and development activities warrant the oversight of the committee.

The Board also previously established a Compliance Committee. However, in October 2020, based on the recommendation of the Nominations and Governance Committee, the Board terminated the Compliance Committee and delegated the non-financial compliance oversight responsibilities of the Compliance Committee to the Audit Committee. As further described below under Audit Committee and Audit Committee Financial Experts, the Board subsequently amended the Audit Committee charter to incorporate these additional responsibilities. The Board made the decision to terminate the Compliance Committee after Mr. Rauscher’s resignation from the Board, considering factors such as size of the Board, the composition of its committees, the allocation of workload among the remaining directors, and the fees associated with committee memberships.

The following sections list the members of each active committee as well as the primary responsibilities of each such committee. Under the Nominations and Governance Committee Charter and our Corporate Governance Guidelines, the Nominations and Governance Committee recommends committee assignments to the full Board for approval. Under our Corporate Governance Guidelines, committee assignments should reflect the expertise and interests of Board members, with the goal of ensuring that committee members have the requisite background and experience to participate fully on the committees to which they are appointed. The Board believes that consideration should be given to rotating committee members periodically, but does not believe that rotation should be mandated as a policy. The Board reviews Committee memberships annually, or more frequently as circumstances warrant, with the most recent annual review occurring in June 2020. Committee assignments were subsequently reconsidered in October 2020 due Mr. Rauscher’s resignation and in light of the Board’s decision to terminate the Compliance Committee. At that time, Dr. Jensen was appointed to the Audit Committee to replace Mr. Rauscher as the third member of the Audit Committee.

Audit Committee and Audit Committee Financial Experts

The Audit Committee currently consists of three members: Mr. Randall (Chair), Dr. Jensen, and Mr. Kelley. Mr. Randall and Mr. Kelley both qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of U.S. Securities and Exchange Commission Regulation S-K. The designation of members of the Audit Committee as "audit committee financial experts" does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit Committee and the Board, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board. Mr. Rauscher was a member of the Audit Committee until his September 30, 2020 resignation from the Board. Subsequently, on October 14, 2020, Dr. Jensen was appointed to replace Mr. Rauscher as the third member of the Audit Committee.

The Board has adopted a written charter for the Audit Committee, which is periodically reviewed. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Audit Committee met six times in 2020.

In October 2020, the Board terminated its Compliance Committee and delegated the responsibilities of the Compliance Committee to the Audit Committee. Under its charter, the Compliance Committee was responsible for overseeing our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. In March 2021, the Board amended the Audit Committee charter to incorporate these additional responsibilities. The Audit Committee is responsible for the following under its amended charter:

•

approving and retaining the independent auditors to conduct the annual audit of our books and records; and evaluating the independent auditors’ qualifications, performance, independence, and quality controls;

•	reviewing the proposed scope of audits and fees to be paid;
•

overseeing the independent auditor, including resolving disagreements with management, obtaining required reports from the independent auditor, and reviewing with the independent auditor matters such as audit problems or difficulties, internal control deficiencies, significant financial reporting issues or judgments, and the effect of regulatory and accounting initiatives or off-balance sheet structures on our financial statements;

•	reviewing and pre-approving the independent auditors’ audit and non-audit services in accordance with our pre-approval policy established by the Audit Committee;
•	reviewing our financial statements, and in the case of audited financial statements recommending them to the Board for inclusion in our Annual Report on Form 10-K;
•	coordinating the Board’s oversight of internal control over financial reporting and disclosure controls and procedures and our code of ethics;
•	reviewing and approving transactions between us and our directors, officers and affiliates;
•	recognizing and addressing potential prohibited non-audit services;
•	overseeing compliance with non-financial legal and regulatory requirements, including product safety and quality and the development, manufacturing, marketing, distribution and sale of our products;
•

establishing procedures for complaints received regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	overseeing our implementation of systems and processes for receipt, retention, and treatment of compliance-related complaints;

•	overseeing our management of cyber-security and data privacy risks; and
•	overseeing internal audit functions if and when implemented.

All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by the Audit Committee in accordance with our auditor pre-approval policy, which is described below in Proposal Two in this Proxy Statement under Pre-approval Policies and Procedures. Ernst & Young LLP currently serves as our independent auditor.

Compensation Committee

The Compensation Committee consists of three members: Mr. Kelley (Chair), Mr. Greene, and Dr. Panem. The Board has adopted a written charter for the Compensation Committee, which is periodically reviewed. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compensation Committee met three times in 2020.

The Compensation Committee is responsible for the following under its charter:

•

overseeing and evaluating our overall human resources compensation structure, policies and programs, and assessing whether they establish appropriate incentives and leadership development opportunities and whether they encourage unnecessary and excessive risk;

•

reviewing corporate goals relevant to the compensation for executives, including or President and Chief Executive Officer, and evaluating performance in light of those goals; and reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including our President and Chief Executive Officer;

•	reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and approving any other compensation plans for which stockholder approval is not sought;
•	administering our stock incentive plan and annual non-equity incentive compensation program;
•

in consultation with the Committee’s compensation consultant, establishing compensation policies and practices for directors for service on the Board and committees and annually reviewing and making recommendations to the full Board regarding director compensation;

•	reviewing senior management selection, overseeing succession planning, and reviewing leadership development, and reviewing whether compensation and other programs promote such development; and
•

reviewing the results of advisory votes on executive compensation and making recommendations to the Board regarding appropriate responses, as appropriate, and making recommendations to the Board on the frequency of such votes.

The Compensation Committee engages Arnosti Consulting Inc., a compensation consultant, to provide analysis and recommendations regarding the compensation programs and our Named Executive Officer compensation. Arnosti Consulting has been engaged for 2020 compensation decisions and was previously engaged in 2019 and in prior years to provide similar services to the Compensation Committee. Nancy Arnosti is the principal of Arnosti Consulting and she is the individual with whom the Compensation Committee works on these matters. Based on a review of pertinent factors, the Compensation Committee does not believe that any of the services provided by Arnosti Consulting raise any material conflicts of interest.

Nominations and Governance Committee

The Nominations and Governance Committee consists of three members: Dr. Panem (Chair), Mr. Randall and Dr. Strader. The Board has adopted a written charter for the Nominations and Governance Committee, which is periodically reviewed. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Nominations and Governance Committee met three times in 2020.

The Nominations and Governance Committee is responsible for the following under its charter:

•	identifying potential candidates to serve on the Board;

•	working with our General Counsel to develop and recommend to the Board a set of corporate governance principles; and from time reviewing the adequacy of such corporate governance principles;
•	overseeing an annual evaluation of the Board;
•	evaluating the composition, size, structure and practices of the Board and monitoring the independence of Board members and the overall Board composition;
•	reviewing processes relating to Board meeting schedules and agendas and for our providing information to the Board;
•	reviewing the service of Board members and executive officers on the board of directors of any other company;
•	reviewing director and officer questionnaires;
•	overseeing director education and continuing education programs;
•	evaluating stockholder proposals and making recommendations to the Board regarding any such proposals; and
•	considering and making recommendations to the Board relating to the practices, policies and performance of the Board and corporate governance.

Ad Hoc Business Development Committee

The Board has established an ad hoc Business Development Committee. This committee consists of Mr. Greene (Chair), Dr. Jensen, and Mr. Kelley. The ad hoc Business Development Committee, which does not have a charter, is responsible for overseeing the Company’s evaluation of significant business development opportunities, including potential acquisitions or the purchase or in-license of new products or development projects, potential out license transactions, and making recommendations to the Board regarding such transactions. The ad hoc Business Development Committee met once in 2020.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

The Nominations and Governance Committee is responsible for evaluating potential candidates for nomination to the Board of Directors. Director qualifications and the process for considering potential candidates are set forth in the Nominations and Governance Committee Charter and our Corporate Governance Guidelines.

The Nominations and Governance Committee and Board will consider individuals who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to the Board. We seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, healthcare, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. Accordingly, the Nominations and Governance Committee will consider, among other factors, the extent of a potential nominee’s business experience, technical expertise, or specialized skills or experience, and whether he or she, by virtue of particular experience relevant to the Company's current or future business, will add specific value as a Board member.

The Nominations and Governance Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations and Governance Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skills relevant to the issues we face or are likely to face at the time of nomination and in the future. As a result, the priorities and emphasis of the Nominations and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of the Board. However, all prospective director candidates must possess the following attributes to be recommended to the Board for nomination:

•	a commitment to integrity and ethics;
•	demonstrated leadership ability and the ability to exercise sound business judgment;
•	independence from conflict or direct economic relationship with the Company; and

•	a willingness and ability to devote the required amount of time to prepare for and attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Also, the Nominations and Governance Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. Pursuant to our Corporate Governance Guidelines, diversity is one of the factors that the Committee considers in identifying director candidates. As part of this process, the Nominations and Governance Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise.

Other than the foregoing considerations, there are no stated minimum criteria for director candidates. The Nominations and Governance Committee will ensure that at all times, at least a majority of the members of the Board meet the definition of “Independent Director” under the Nasdaq listing rules and that director candidates also meet the specific requirements set forth in the Nasdaq listing rules and in the rules of the SEC regarding membership on committees of the Board.

In considering re-nomination criteria, the Nominations and Governance Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of the Board does not wish to continue in service or if the Board decides not to nominate a member for re-election, the Nominations and Governance Committee will identify the skills and experience desired in a new director candidate.

Under our Corporate Governance Guidelines, the Board has not adopted term limits or a mandatory retirement age for directors. Arbitrary term limits and a mandatory retirement age might deprive the Company and its stockholders of the contribution of directors who have been able to develop valuable insights into the Company, its business, and its operations over time and therefore provide a valuable contribution to the Board as a whole. As an alternative to term limits and a mandatory retirement age, the Board believes that it can ensure that it continues to evolve and adopt new ideas and viewpoints through the director nomination and evaluation processes.

Identification and Evaluation of Director Candidates

The Nominations and Governance Committee uses a variety of methods for identifying director candidates, and will evaluate them in accordance with the requirements of our Corporate Governance Guidelines. The Nominations and Governance Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations and Governance Committee for such candidates. The Nominations and Governance Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will also consider candidates recommended by stockholders.

The Nominations and Governance Committee periodically assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations and Governance Committee as a potential director candidate, the Nominations and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether based on the information then known the prospective director candidate could satisfy the criteria established by the Nominations and Governance Committee. The Nominations and Governance Committee then decides whether to do a comprehensive evaluation of a prospective director candidate. After completing its evaluation, the Nominations and Governance Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

Pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement in the section titled Requirements, Including

Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders, and meet other applicable legal and regulatory requirements. Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations and Governance Committee in the same manner as the Nominations and Governance Committee’s nominees.

Stockholder Communication with the Board of Directors

Pursuant to our Corporate Governance Guidelines, stockholders and other interested parties may communicate with the Board of Directors by sending a letter to the Acorda Therapeutics Board of Directors c/o Corporate Secretary, 420 Saw Mill River Road, Ardsley, New York 10502. The Corporate Secretary will receive and review all correspondence and forward appropriate correspondence to the President and Chief Executive Officer, the non-executive Chair of the Board, or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is a solicitation, unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

The Compensation Committee is responsible for establishing our outside director compensation policy, which it reviews annually. Our outside director compensation policy includes two components: (i) a cash component consisting of a base retainer for services as a director, a fee for serving as the non-executive Chair, and additional cash retainers for service as a chair or a member of a committee, and (ii) an equity component consisting of an initial stock option award that is granted upon election to the Board and annual stock option award that is granted on the date of each annual meeting of stockholders. The Board believes that a meaningful portion of a director’s compensation should be provided in the form of Company stock or stock-based awards to more closely link compensation with corporate performance. As specified in our Corporate Governance Guidelines, our independent directors will not receive any additional compensation, in the form of consulting fees or other specific benefits, beyond that provided for service on the Board or its committees.

The amounts of the cash retainers, the initial stock option award for new outside directors, and the annual stock option awards to outside directors under the current outside director compensation policy are set forth in the table below. In April 2021, based on the recommendation of the Compensation Committee, the Board of Directors amended the equity components of the outside director compensation policy to take into account the 1-for-6 reverse stock split we implemented on December 31, 2020, our market capitalization, a review of director compensation at peer companies, and other factors. Previously under the policy, without adjusting for the reverse stock split, the initial stock option grant was for 25,000 shares and the annual stock option grants (including the 2020 grants) were for 15,000 shares. The equity award amounts set forth in the table below reflect the amended policy (on a post-reverse stock split basis).

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$50,000	20,000 shares	10,000 shares
Non-Executive Chair Fee (in addition to Base Fee)	50,000	—	—
Audit Committee Chair	20,000	—	—
Compensation Committee Chair	20,000	—	—
Compliance Committee Chair (1)	12,000	—	—
Nominations and Governance Committee Chair	10,000	—	—
Research and Development Committee Chair (2)	12,000	—	—
Business Development Committee Chair	12,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	10,000	—	—
Compliance Committee Member (1)	7,000	—	—
Nominations and Governance Committee Member	6,000	—	—
Research and Development Committee Member (2)	7,000	—	—
Business Development Committee Member	7,000	—	—

(1)	Cash retainers for the Compliance Committee were payable through October 14, 2020, when this Committee was terminated by the Board.

(2)	Cash retainers for the Research and Development Committee were payable through December 6, 2019, when the operations of this Committee and corresponding fees were suspended by the Board.

In the case of any director who is not first elected to the Board at an annual meeting of stockholders, that director’s first annual stock option grant will be awarded on the first anniversary of his or her election to the Board, and the amount of the first annual award will be prorated based on the period of time between the grant date of the annual award and the date of the next annual stockholder meeting. All options vest over a one-year period in equal quarterly installments, have a term of ten years and will have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of grant).

Directors are also reimbursed for appropriate expenses related to their service on the Board. Upon an outside director’s termination of membership on the Board, all vested stock options remain exercisable for 12 months, or such longer period as the Board may determine in its discretion, to the extent consistent with Internal Revenue Code Section 409A.

Under our outside director compensation policy, the Board also reviews and determines, based on the recommendation of the Compensation Committee, what, if any, compensation shall be paid for chairs and members of active ad hoc committees not specified in the policy, based upon the expected efforts and contributions of those members. This review and determination includes the compensation for members of the ad hoc Business Development Committee, listed above.

2020 Non-Employee Director Compensation

The following table provides information concerning the compensation of our outside directors during 2020, including compensation for membership on the Board of Directors as well as Board committees on which they served during the year. Fees include pro-rated payments for Committee memberships, in cases where an outside director served on a committee for only part of 2020. Committee memberships are noted in the table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(8)	Total ($)(8)
Barry Greene (1)	$72,000	$8,714	$80,714
Peder K. Jensen, M.D. (2)	62,335	8,714	71,049
John P. Kelley (3)	137,000	8,714	145,714
Sandra Panem, Ph.D. (4)	68,365	8,714	77,079
Lorin J. Randall (5)	76,000	8,714	84,714
Steven M. Rauscher (6)	60,000	8,714	68,714
Catherine D. Strader, Ph.D. (7)	58,711	8,714	67,425

__________________________

(1)	Chair of the Ad Hoc Business Development Committee and member of the Compensation Committee.
(2)

Member of the Audit Committee and Ad Hoc Business Development Committee. Dr. Jensen was appointed to the Audit Committee on October 14, 2020, to replace the vacancy created by Mr. Rauscher’s resignation from the Board. Dr. Jensen was also formerly a member of the Compliance Committee until termination of the Committee on October 14, 2020.

(3)	Non-executive Chair of the Board, Chair of the Compensation Committee, member of the Audit Committee, and member of the Business Development Committee.
(4)	Chair of the Nominations and Governance Committee and member of the Compensation Committee.
(5)	Chair of the Audit Committee and member of the Nominations and Governance Committee.

(6)	Chair of the Compliance Committee and member of the Audit Committee until his resignation from the Board of Directors effective September 30, 2020.
(7)	Member of the Nominations and Governance Committee, and formerly a member of the Compliance Committee until termination of the Committee on October 14, 2020.
(8)

The method and assumptions used to calculate the value of the options granted to our directors are discussed in Note 8 to our audited financial statements in our 2020 Annual Report on Form 10-K. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2020 was as follows: Mr. Greene, 21,668 shares; Dr. Jensen, 26,064 shares; Mr. Kelley, 21,668 shares; Dr. Panem, 21,668 shares; Mr. Randall, 21,668 shares; Mr. Rauscher, 19,793 shares; and Dr. Strader, 12,496 shares. We implemented a 1-for-6 reverse split of our common stock on December 31, 2020. These figures have been retroactively restated to reflect the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 2021, with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, New York 10502.

Beneficial ownership is determined on the basis of the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible securities held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of March 15, 2021, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 9,489,873 shares of common stock issued and outstanding on March 15, 2021.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
Point72 Asset Management (1)	891,626	9.4%
Renaissance Technologies (2)	680,881	7.2%

5% Stockholders Based on Ownership of Convertible Notes (3)
Canyon Capital Advisors (4)	1,499,936	13.9%
UBS O'Connor (5)	887,206	8.5%

Executive Officers and Directors
Ron Cohen, M.D. (6)	256,055	2.7%
Burkhard Blank (7)	53,984	*
David Lawrence (8)	39,199	*
Robert Morales (9)	10,756	*
Lauren M. Sabella (10)	61,154	*
Barry Greene (11)	21,256	*
Peder K. Jensen, M.D. (12)	25,439	*
John P. Kelley (13)	21,043	*
Sandra Panem, Ph.D. (14)	21,529	*
Lorin J. Randall (15)	21,043	*
Catherine D. Strader, Ph.D. (16)	11,871	*
All directors and executive officers as a group	543,329	5.5%
(11 persons)

__________________________

*	Less than 1%.
(1)

The information in the table is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2021 (the “Point72 13G”), by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”), Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”), and Steven A. Cohen. According to the Point72 13G, as of February 12, 2021, Point72 Asset Management, Point72

Capital Advisors and Mr. Cohen beneficially owned 891,626 shares of our common stock, although the Point72 13G does not provide any additional information regarding dispositive or voting power over those shares as of that date.

According to the Point72 13G, as of December 31, 2020: (i) Point72 Asset Management beneficially owned and had shared voting and dispositive power over 150,561 shares of our common stock, which are held by certain investment funds it manages; (ii) Point72 Capital Advisors, as the general partner of Point72 Asset Management, beneficially owned and had shared voting and dispositive power over 150,561 of our shares of common stock, which shares are held by certain investment funds managed by Point72 Asset Management; (iii) Mr. Cohen beneficially owned and had shared voting and dispositive power over 150,561 shares of our common stock because he controls each of Point72 Asset Management and Point72 Capital Advisors; and (iv) none of the Point72 13G filers directly owns any of the shares reported in the Point72 13G. We have restated the December 31, 2020 shareholding figures in the Point72 13G to reflect the 1-for-6 reverse stock split we implemented on December 31, 2020, as these figures are reported in the Point72 13G on a pre-reverse-split basis.

The address of the principal business office for Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902, and for Cubist Systematic Strategies is 55 Hudson Yards, New York, NY 10001.

(2)

The information in the table is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2021 (the “Renaissance 13G”), by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”). We have restated the shareholding figures in the Renaissance 13G to reflect the 1-for-6 reverse stock split we implemented on December 31, 2020, as the figures in the Renaissance 13G are reported on a pre-reverse-split basis. According to the Renaissance 13G: (i) RTC and RTHC both beneficially own all of the shares reported in the Renaissance 13G, have sole voting power over 639,950 of those shares, and have sole dispositive power over 680,881 those shares; and (ii) RTHC’s reported beneficial ownership of those shares is because of RTHC’s majority ownership of RTC. The address of the principal business office for RTC and RTHC is 800 Third Avenue, New York, NY 10022.

(3)

The entities listed below in this section of the table have reported beneficial ownership of shares of our common stock on Schedules 13G based upon their right to convert our 6.00% Convertible Senior Secured Notes due 2024 (the “2024 Notes”) into shares of our common stock. To our knowledge, as of the date of this Proxy Statement, the entities listed in this section of the table are not the only holders of the 2024 Notes.

(4)

The information in the table is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2021 (the “Canyon 13G”), by Canyon Capital Advisors LLC (“CCA”), Mitchell R. Julis, and Joshua S. Friedman. According to the Canyon 13G: (i) CCA beneficially owns and has sole voting and dispositive power over all of the shares reported in the Canyon 13G; (ii) Mr. Julis and Mr. Friedman each beneficially own and have shared voting and dispositive power over all of the shares reported in the Canyon 13G; (iii) the shares reported as beneficially owned in the Canyon 13G include 1,303,570 shares based on holdings and potential conversion of 2024 Notes; and (iv) CCA is an investment advisor, direct or indirect, to various managed accounts, including those listed in the Canyon 13G, with the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of the securities held by, such managed accounts; and (iv) Mr. Julis and Mr. Friedman control entities which own 100% of CCA. The address of the principal business office for CCA, Mr. Julis and Mr. Friedman is 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

(5)

The information in the table is based on a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2021 (the “UBS 13G”) by UBS O’Connor LLC (“UBS”). We have restated the shareholding figures in the UBS 13G to reflect the 1-for-6 reverse stock split we implemented on December 31, as the figures in the UBS 13G are reported on a pre-reverse-split basis. According to the UBS 13G: (i) UBS beneficially owns and has sole voting and dispositive power over all of the shares reported in the UBS 13G; (ii) UBS is a registered investment adviser that serves as the investment manager to Nineteen77 Global Multi-Strategy Alpha Master Limited (“GLEA”), in

such capacity UBS exercises voting and investment power over the shares of our common stock held for the account of GLEA, and as a result, UBS may be deemed to have beneficial ownership of the shares held for the account of GLEA; (iii) the shares reported as beneficially owned in the UBS 13G are based on holdings and potential conversion of two 2024 Notes held by GLEA, but exclude some of the shares issuable upon conversion of one of those notes because it contains a blocker provision that would restrict ownership by the holder thereof above a certain percentage of our common stock (and without the blocker provision, UBS may be deemed to have beneficial ownership of 1,451,324 shares of our common stock); and (iv) to our knowledge, UBS does not currently hold any shares of our common stock and reported ownership solely based on holdings and potential conversions of 2024 Notes as described above. The address of the principal business office for UBS is One North Wacker Drive, 32nd Floor, Chicago, IL 60606.

(6)	Includes 133,694 shares of common stock, 120,225 shares of common stock issuable upon exercise of stock options, and 2,136 restricted shares.
(7)	Includes 17,773 shares of common stock, 35,457 shares of common stock issuable upon exercise of stock options and 754 restricted shares.
(8)	Includes 1,548 shares of common stock and 37,651 shares of common stock issuable upon exercise of stock options. Mr. Lawrence resigned from the Company effective March 12, 2021.
(9)	Includes 4,754 shares of common stock, 5,884 shares of common stock issuable upon exercise of stock options and 118 restricted shares.
(10)	Includes 12,978 shares of common stock, 47,422 shares of common stock issuable upon exercise of stock options and 754 restricted shares.
(11)	Includes 213 shares of common stock and 21,043 shares of common stock issuable upon exercise of stock options.
(12)	Includes 25,439 shares of common stock issuable upon exercise of stock options.
(13)	Includes 21,043 shares of common stock issuable upon exercise of stock options.
(14)	Includes 486 shares of common stock and 21,043 shares of common stock issuable upon exercise of stock options.
(15)	Includes 21,043 shares of common stock issuable upon exercise of stock options.
(16)	Includes 11,871 shares of common stock issuable upon exercise of stock options.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is information regarding each individual serving as an executive officer as of April 23, 2021.

Name	Age	Position(s)
Ron Cohen, M.D…........................	65	President, Chief Executive Officer and Director
Burkhard Blank, M.D….................	66	Chief Medical Officer and Head of R&D
Robert Morales...............................	54	Vice President, Finance and Controller and interim principal financial and accounting officer
Lauren M. Sabella…......................	60	Chief Commercial Officer

Ron Cohen, M.D., is President, CEO and founder of the Company. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously served as Chair of the board of the Biotechnology Innovation Organization (BIO), as Chair of the Emerging Companies Section of the Bio board, and as a Director and Chairman of New York Biotechnology Association (NYBA). He also previously served as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010 Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and is an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NYBA as its “The Cure Starts Here” Business Leader of the Year and was named by MM&M and PR Week as one of the top 50 health influencers of 2017.

Burkhard Blank, M.D., has been our Chief Medical Officer since July 2016, and in March 2019 he was also appointed as our Head of R&D. Prior to that, from January 2016 to June 2016, Dr. Blank was engaged by the Company to assume chief medical officer responsibilities on an interim basis. Dr. Blank has more than 29 years of experience in the pharmaceutical industry. Prior to working for the Company, from June 2014 to June 2016, Dr. Blank was the Chief Medical Officer of Herantis Pharma. From June 2013 to May 2014 he was the Chief Executive Officer of Laurantis Pharma and from June 2012 to May 2013 Dr. Blank acted as a consulting chief medical officer. Prior thereto, from October 2010 to June 2012, Dr. Blank served as a consulting chief medical officer for Mersana Therapeutics. Dr. Blank previously consulted as chief medical officer and served in various medical leadership roles for several biopharmaceutical companies, including Inhibikase Pharmaceuticals, Qwell Pharmaceuticals, New Haven Pharmaceuticals, Alnara Pharmaceuticals, Altus Pharmaceuticals, and Boehringer Ingelheim (BI). While at BI, he oversaw the submission of five New Drug Applications (NDAs) and had direct responsibility for all aspects of presenting at two FDA Advisory Committee Meetings; and subsequently, all five NDAs received FDA approval. Dr. Blank has also served as a strategic advisor to several biotechnology companies, leading the submission process for multiple Investigational Drug Applications (INDs), successfully developing protocols for clinical trial programs, and overseeing communications with regulatory agencies. Dr. Blank previously served on the Board of Directors of Riemser Pharma GmbH. Dr. Blank received his medical degree from Universitaet Marburg, Germany. He is board-certified in Germany in internal medicine.

Robert Morales has been our Vice President, Finance and Controller and interim principal financial and accounting officer since March 2021. Prior to that, he served as Vice President, Finance and Controller from February 2020 to March 2021, and as Executive Director, Finance and Controller from July 2018 to February 2020. Prior to that, Mr. Morales served as Senior Director, Technical Accounting and Reporting, from December 2014 to June 2018. He previously held positions of increasing responsibility at Robert Half Management Consulting, PepsiCo, Inc., Pfizer Pharmaceuticals, Inc. and Sprint Communications Corporation, Inc. Mr. Morales received his B.S. in Accounting from Mount Saint Mary College and his M.B.A. in Finance from Fordham University. He is a Certified Public Accountant.

Lauren M. Sabella has been our Chief Commercial Officer since February 2015. Prior to that, from January 2010 to February 2015, she was our Executive Vice President, Commercial Development. Ms. Sabella was the Founder and Principal of Tugboat Consulting Group, an independent consulting practice assisting companies in the commercialization process. Ms. Sabella also served as Corporate Officer and VP of Commercial Development at Altus Pharmaceuticals from May 2006 to September 2008, with responsibility for all aspects of commercialization. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals for 18 years in positions of increasing responsibility. In her last role, she served as VP of Sales, Eastern Zone, where she led the successful sales launch of Spiriva and ran both Primary Care and Specialty Divisions, including Neurology, Urology and Cardio/Pulmonary. Prior to this role, she had over ten years of marketing experience where she led several product launches including Mobic, an NSAID which became a $1 billion brand. Ms. Sabella holds a B.B.A. from Hofstra University.

David Lawrence, 63 as of the date of this Proxy Statement, was our Chief, Business Operations and Principal Accounting Officer from October 2016 until his resignation on March 12, 2021. Prior to that, he served as Chief of Business Operations from October 2013 to October 2016. From January 2005 to October 2013, he served as our Chief Financial Officer. He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001. From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc., including Vice President and Controller. Prior to Tel-Air, he held the financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively. Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A. in Finance from Iona College. Mr. Lawrence serves as Chair of the BIO Business Solutions Advisory Board and is a founding member and serves on the board of directors as Treasurer of The Brian Ahearn Children’s Fund.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

John Kelley (Chair)

Barry Greene

Sandra Panem, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the Executive Compensation section of this Proxy Statement).

Our Company

We are a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. We market Inbrija (levodopa inhalation powder), which is approved in the U.S. for intermittent treatment of OFF episodes, also known as OFF periods, in people with Parkinson’s disease treated with carbidopa/levodopa. Inbrija is for as needed use and utilizes our ARCUS pulmonary delivery system, a technology platform designed to deliver medication through inhalation that we believe has potential to be used in the development of a variety of inhaled medicines. We also market branded Ampyra (dalfampridine) Extended Release Tablets, 10 mg.

Our Business Values

We have a teamwork-oriented culture that encourages and rewards collaboration, innovation, honest communication, and high achievement, and we believe our long-term success is dependent on maintaining our commitment to being a collaborative and entrepreneurial enterprise. We attract and retain employees who share our passion for helping others who suffer from life-altering conditions, and we collaborate with external partners who also share our mission. We encourage and reward the prudent risk taking that is needed for innovation and ultimately successful corporate growth.

Our stockholders, including our employees, are the owners of our company, and we are committed to creating value for them. The biopharmaceutical product development cycle is lengthy and unpredictable, and we believe that it is critical to have a long-term strategic horizon. We expect to measure our success, in part, according to appropriate shorter-term quantitative measures such as annual product revenue, because the current value of our business is substantially dependent on product sales, and because product revenue generates cash needed to support our business operations. However, we may also measure our performance by considering other scientific, business, organizational, and/or operational goals focused on longer-term value creation to fully maximize stockholder value over time. These may include our ability to progress research and development programs, our ability to protect and enhance our intellectual property assets, our ability to grow our business through licensing and acquisitions, and, importantly, our ability to attract and retain the dedicated, motivated individuals who believe in our mission and create the conditions necessary for success. In addition, we are careful stewards of our stockholders’ assets when making decisions about investments in research and development, employee compensation, and other expenses, striving to allocate our resources as cost-effectively as possible. These goals cannot always be measured quantitatively, but we consider them critical to our long-term success and the creation of long-term stockholder value. We seek to strike a balance among these various objectives, so that there is not undue emphasis on meeting short-term metrics at the expense of long-term goals, and so that our employees will be provided with appropriate incentives to focus on both short-term and long-term goals that are fundamental to creating further value in our business.

Compensation Philosophy and Objectives

We aim to ensure that our compensation program is understandable and perceived as fundamentally fair to all stakeholders, including employees, executives and shareholders. Our compensation program, including compensation for our Named Executive Officers, reflects a pay-for-performance philosophy with the following objectives:

•

Provide competitive, market-based total compensation that attracts, retains and motivates highly-qualified employees who are dedicated to our mission and culture and who have the skills and experience required for the achievement of our business goals;

•	Link short-term and long-term cash and equity incentives to corporate and individual performance; and
•	Align the interests of our employees with our other stockholders and with the goal of building long-term value.

With these objectives, we have a compensation program that generally includes: an annual base salary; performance-based non-equity incentive compensation; equity awards that are intended to deliver significant real value if and as the value of the Company increases; employee health and welfare benefits; and development and career opportunities. We believe these compensation components provide the appropriate balance of short-term and long-term compensation and incentives designed to drive our performance, success, and long-term growth. The amounts of cash and equity compensation vary from person to person based on their role, market-competitive compensation, individual performance, and expected contribution to our future success, among other factors. Also, the Compensation Committee and the Board may modify certain aspects of the compensation program components for our Named Executive Officers based on circumstances in a particular year. Specific modifications for 2020 are further described below in this Compensation Discussion and Analysis.

Consistent with our culture, it is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. We did not cover these expenses for any executive officers in 2020.

Setting Executive Compensation

The implementation of our compensation program is carried out under the supervision of the Compensation Committee. The compensation for Ron Cohen, M.D., our President and Chief Executive Officer, is approved by the Board, after the Compensation Committee provides its analysis and recommendation. In connection with this process, Dr. Cohen provides a self-evaluation based on personal and corporate goals, which is reviewed by the Compensation Committee and the Board. The Compensation Committee has direct responsibility for reviewing and approving the compensation for each of our other Named Executive Officers and the other members of Dr. Cohen’s senior leadership team. Dr. Cohen and our Executive Vice President, Human Resources, provide substantive input to the process and make recommendations to the Compensation Committee as to specific elements of compensation (i.e., salary, non-equity incentive compensation, equity awards). As part of this process, Dr. Cohen provides a review of each executive officer’s performance along with his compensation recommendations. While the Compensation Committee utilizes this information and values Dr. Cohen’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation are made by the Compensation Committee and the Board of Directors.

With the objectives and process described above in mind, the Compensation Committee annually reviews the pay practices for our Named Executive Officers and our other employees. For 2020 compensation decisions, the Compensation Committee retained Arnosti Consulting Inc. to conduct a review of the total compensation program for our executive officers, including our Named Executive Officers, as well as for other employees. Arnosti Consulting also provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. Arnosti Consulting has been engaged again for purposes of 2021 providing compensation benchmarking and other input to decisions.

The Compensation Committee reviews several compensation data sources when making compensation decisions, including data provided by Radford Surveys + Consulting data and publicly-disclosed data sourced through Equilar, Inc. or directly from company filings. The Compensation Committee uses this data to conduct a competitive analysis of relevant peers, comparing each element of total compensation against a select group of biotechnology/biopharmaceutical companies which we refer to in this Proxy Statement as our “peer companies.” Our peer companies are companies against which the Compensation Committee believes we compete both for talent and for stockholder investment. The peer group of companies is periodically reviewed and updated by the Compensation Committee, taking into consideration the input of other members of the Board, including our Chief Executive Officer. Peer companies are chosen from among other commercial-stage companies in our industry based on revenues, business model, market capitalization and size of employee population. In recent years, our decision to revise our list of peer companies has been heavily influenced by reductions in our market capitalization relative to other companies. Also, we sometimes need to replace our peer companies because of strategic changes affecting these companies, for example, they may be acquired or consolidated into a larger company that does not meet our criteria.

In September 2019, the Compensation Committee approved an update to our peer companies to be used for compensation decision-making to include the following: AcelRx Pharmaceuticals, Inc., Adamas Pharmaceuticals, Inc., AMAG Pharmaceuticals, Inc. (acquired by Covis Group S. a. r. l.), Ardelyx, Inc., Assertio Therapeutics, Inc. (merged with Zyla Life Sciences to form Assertio Holdings, Inc.), BioCryst Pharmaceuticals, Inc., Clovis Oncology, Inc., Collegium Pharmaceutical, Inc., Corcept Therapeutics Incorporated, Dermira, Inc. (since acquired by Eli Lily and Company), Dova Pharmaceuticals, Inc. (since acquired by Swedish Orphan Biovitrum AB), Eagle Pharmaceuticals, Inc., Heron Therapeutics, Inc., ImmunoGen, Inc., Inovio Pharmaceuticals, Inc., Karyopharm Therapeutics Inc., MannKind Corporation, Momenta Pharmaceuticals, Inc. (acquired by Johnson & Johnson), Omeros Corporation, Pacira BioSciences, Inc., Portola Pharmaceuticals, Inc. (acquired by Alexion Pharmaceuticals, Inc.), Progenics Pharmaceuticals, Inc. (acquired by Lantheus Holdings, Inc.), Prothena Corporation Public Limited Company, Puma Biotechnology, Inc., Recro Pharma, Inc., Travere Therapeutics, Inc. (formerly known as Retrophin, Inc.), Rigel Pharmaceuticals, Inc., Stemline Therapeutics, Inc. (since acquired by Menarini Group), Theravance Biopharma, Inc., and Vanda Pharmaceuticals, Inc. This most recent update reflected the Compensation Committee’s decision to remove and replace certain companies whose market capitalization had become substantially larger than the Company’s market capitalization due to a substantial decline in the market price of the Company’s common stock during 2019. This update also addressed mergers and acquisitions affecting some peers.

In the first quarter of 2021, Arnosti Consulting performed an executive compensation analysis using the following ad hoc set of peer companies: Alimera Sciences, Inc., Ani Pharmaceuticals, Inc., Aziyo Biologics, Inc. Adamas Pharmaceuticals Inc., Assertio Therapeutics, Inc. (merged with Zyla Life Sciences to form Assertio Holdings, Inc.), Neos Therapeutics, Inc. (merged with Aytu Bioscience, Inc. to form Aytu BioPharma, Inc.), Neuronetics, Inc., Rockwell Medical, Inc., Recro Pharma, Inc., and TherapeuticsMD, Inc. Arnosti Consulting recommended this ad hoc set of peer companies for this analysis rather than the Compensation Committee’s previously-approved peer companies because of recent significant changes to the Company’s business, operations, employee population, and market capitalization. Due to these factors, the Compensation Committee intends to evaluate its peer selection criteria and establish a new group of peer companies for use in future periods.

We work to properly tailor our compensation programs to our evolving organization and the individual backgrounds, expertise, and responsibilities of our executives in a way that appropriately incentivizes and rewards achievement of our identified goals. While we have not historically set compensation based on rigid targets determined by compensation at our peer companies, we believe that it is important to align compensation both with individual employee and Company performance and with the market levels as reflected in our peer companies. In 2013, the Compensation Committee (with Board ratification) adopted a compensation policy under which we target total compensation to be at or above the 50th percentile of the pay practices of our peer companies, with the opportunity to earn up to the 75th percentile of this peer group based on exceptional Company and individual performance. The policy establishes a target, although the 50th percentile is not a minimum, and the Compensation Committee can grant compensation outside of the 50th to 75th percentile range if necessary and appropriate based on factors that it deems relevant. Also, under this policy there are no specific benchmarking targets for the pay components that make up total compensation, i.e. salary, incentive pay, and equity awards, although the Compensation Committee does consider relevant peer company data for these components.

2020 “Say-on-Pay” Vote

The Compensation Committee regularly evaluates the Company’s executive compensation programs, and carefully considers actual compensation payouts, seeking the best approach to providing compensation that follows our compensation philosophy and meets our compensation objectives described above. Considering all pertinent factors, the Compensation Committee believes that our compensation programs embody a pay-for-performance philosophy that is well suited for these purposes. As described above under Our Business Values, the Compensation Committee takes a balanced approach in reviewing performance, looking at shorter-term quantitative measures as well as our success at achieving goals that are designed to build long-term stockholder value. Importantly, the Compensation Committee does not believe that performance can be accurately evaluated using a formulaic review of stock price changes. Due to the timing of disclosures and other factors, our stock price at any moment may not reflect our achievements in building value, and importantly stock price volatility may be driven in part by matters unrelated to Company performance.

As required by Section 14A of the Securities Exchange Act of 1934, at our 2020 Annual Meeting of Stockholders, our stockholders voted, in an advisory manner, on a proposal to approve our Named Executive Officer compensation. This was our most recent stockholder advisory vote to approve Named Executive Officer compensation, commonly referred to as the “say-on-pay” vote. The 2020 say-on-pay vote was approved by our stockholders, receiving approximately 88% of the vote of the stockholders present in person or represented by proxy and voting on the proposal at the meeting.

We were pleased with the support from our stockholders on the say-on-pay vote at our 2020 Annual Meeting of Stockholders, and did not make any changes to our compensation policies or decisions specifically based on the results of the say-on-pay vote. The Compensation Committee intends to continue with its efforts to review and improve our compensation programs, and remains open to considering further changes that may be warranted as our business and industry evolve. We greatly value investor perspective and would also consider any feedback received in dialogue with shareholders.

Our CEO’s Mission and Leadership

Ron Cohen, M.D., has served as our President and Chief Executive Officer, and as one of our Directors since he founded the Company in 1995. Dr. Cohen originally formed the Company with the mission of developing therapeutic alternatives for people afflicted with neurological disorders such as multiple sclerosis. Dr. Cohen’s commitment to this mission is as strong today as it was back in 1995, and under Dr. Cohen’s leadership the Company has expanded its focus to include other nervous system disorders such as Parkinson’s disease. Dr. Cohen’s “tone from the top” has fostered a teamwork-oriented culture that encourages and rewards collaboration, innovation, integrity and honest communication. Dr. Cohen has become a recognized business and scientific leader, serving in important roles in industry associations and receiving numerous business and scientific leadership awards.

Dr. Cohen’s business and scientific acumen have been critical to the Company’s development. Dr. Cohen has guided the Company through complex financing, research and development, business development, commercial and other decisions. He has also guided the Company’s recruitment of talented individuals to lead mission critical functions. As is typical for biotech companies, the Company’s development has not been linear, and we currently face the combined challenges of generic competition for Ampyra, a slower-than-expected Inbrija launch, and the COVID-19 pandemic. The Board believes that Dr. Cohen’s expertise, leadership, and experience (including experience leading the company through past challenges) continue to make him the best person to steer the Company through these challenges.

Elements of Compensation

The compensation of Named Executive Officers consists of the following elements:

Base Salary: Annual base salary is designed to attract and retain qualified employees by providing a consistent cash flow throughout the year as compensation for performance of day-to-day responsibilities. The annual base salaries established for our Named Executive Officers and other employees are determined based on consideration of numerous factors, including the responsibilities of the position, prior relevant qualifications, background and experience, performance considerations, market competitive conditions, and other factors deemed relevant. Generally, we believe that executive base salaries should be targeted within the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

Annual base salaries are reviewed annually as part of our performance review process. The goal of our annual merit increase program for our executive officers and other employees is to provide increases in base salary, where appropriate, based upon current position and experience, past year’s performance and past year’s contributions to the Company, and compensation relative to other similarly qualified executives in other companies. Merit increase guidelines are determined each year and are typically based on external economic and competitive compensation trends, although other elements, such as the Company’s overall resources, may be a factor. During the review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

•	market data gathered both internally and by the Compensation Committee and its outside consultant, including comparison of compensation to senior executives at peer companies;
•	review of each executive’s compensation, both individually and relative to other officers; and
•	individual past year’s performance, based on individual goals and other factors considered relevant, and past year’s contributions to the Company.

Based on the criteria listed above, annual base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves annual base salaries for those Named Executive Officers or recommends them to the full Board of Directors for approval. The Compensation Committee recommends an annual base salary for the President and Chief Executive Officer to the full Board for approval. Also, from time to time the Compensation Committee may adjust annual base salaries based on changes in roles and responsibilities of our executive officers.

The following table sets forth our Named Executive Officer 2020 and 2021 annual base salaries:

Name	Title	2020 Salary	2021 Salary
Ron Cohen, M.D.	President and CEO	$795,675	$795,675
David Lawrence (1)	Former Chief, Business Operations and Principal Accounting Officer	$430,000	$430,000
Burkhard Blank, M.D.	Chief Medical Officer and Head of R&D	$533,100	$533,100
Lauren Sabella	Chief Commercial Officer	$488,000	$488,000
(1)	Mr. Lawrence resigned from the Company effective March 12, 2021.

None of our Named Executive Officers received a salary increase in 2020 or 2021. The Compensation Committee and the Board decided not to provide salary increases to our Named Executive Officers in 2020 or 2021 based upon the recommendation of their compensation consultant, Arnosti Consulting. In both 2020 and 2021, Arnosti Consulting made this recommendation based on analysis of executive salaries at peer companies and a determination that the salaries of these executive officers were at the relevant times already within the target range. The 2020 decision also took into account the Company’s substantial failure to achieve its 2019 Inbrija sales goal. The 2021 analysis was performed by Arnosti Consulting using the ad hoc set of peer companies recommended by Arnosti Consulting in the first quarter of 2021, as described above under Setting Executive Compensation.

Non-Equity Incentive Compensation Program: Our annual performance-based non-equity incentive compensation program is a key component of our pay-for-performance philosophy. This program provides an incentive to our Named Executive Officers and other employees to achieve or exceed defined and communicated annual goals that incorporate objective and other measures, and results in cash compensation that is directly linked to individual and corporate performance. Beginning in the fourth quarter of each year, the Board of Directors works collaboratively with management to develop a detailed set of overall corporate performance goals tied to the next year’s operating plan. The goals are finalized and internally communicated Company-wide in the first quarter of the applicable year.

The non-equity incentive compensation program is designed to provide incentives to employees in alignment with both our short and long-term business strategies. Generally, the Board establishes corporate goals for the program that it believes can and should be achieved with dedicated and diligent efforts, barring unforeseen circumstances, and which are intended to support achievement of our goals that are publicly communicated to investors and others. Shorter-term quantitative measures, such as annual product sales, are used for the Company’s non-equity incentive compensation program because the current value of our business is substantially dependent on product sales, and because product revenue generates cash needed to support our business operations. In addition, the Board uses other scientific, business, organizational, and/or operational measurements, such as our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, our financial management, and our ability to grow our business through licensing and acquisitions. Some of these goals may not be measurable using quantitative or other objective criteria, but we consider them critical to our long-term success and the creation of long-term stockholder value. The particular mix and weighting of any particular year depends on the Company’s priorities at that time. For example, as further described below, for 2020 our goals were substantially focused on the Inbrija launch because of its importance to our short and long-term business strategy.

After the conclusion of each year, the Board evaluates corporate performance against goals, and assigns a performance score based on the weighting originally assigned to these goals and the extent to which goals were achieved. Additional credit may be awarded to recognize extraordinary execution of the goals, such as achievement of a critical milestone significantly ahead of schedule, or to recognize meaningful achievements that may not be reflected in the goals, such as completion of an important strategic transaction. The Compensation Committee and Board believe that the ability to award extra credit in this manner is a critical part of our compensation structure. Also, strategic business opportunities cannot typically be predicted in advance. The Compensation Committee and the Board believe it is important to be able to recognize, where warranted, the ability of the Company to adapt to changing circumstances and seize significant opportunities that arise. At the same time, the Compensation Committee and Board retain discretion to make downward adjustments in scoring performance when the aggregated scoring of individual components of corporate performance do not fairly represent the Company’s overall performance.

Corporate Goals

Following is a summary of the 2020 corporate goals established by the Board and used as a basis for awarding 2020 year-end non-equity incentive compensation payouts (listed with their relative weighting). Consistent with the overall purpose of the non-equity incentive compensation program, these goals were chosen by the Board to directly correlate with short and long-term corporate strategy. These goals (as well as certain specific goal parameters associated with the goals) were approved by the Board and then internally communicated Company-wide in the first quarter of 2020.

Goal	Rationale
•Inbrija, including net sales targeted level (50%) and manufacturing milestones (5%)	•Inbrija became the Company’s most important strategic priority after the Company’s other commercial product, Ampyra, became subject to generic competition in late 2018.
•Financial management, including operating expense and cash/cash equivalent targeted levels and addressing our convertible senior notes due in June 2021 (30%)

•The Board and the Company are focused on financial management. We strive to be as efficient and cost-effective as possible while making the investments that we think are necessary to operate our business. Financial management was a particular priority in 2020 as Ampyra had become subject to generic competition in late 2018, and the Inbrija launch in 2019 fell below expectations. Also, the 2020 goals reflected the critical need to address our convertible senior notes due in June 2021.

•Ampyra net sales targeted level (15%)

•The cash generated from Ampyra sales continues to be a critical strategic asset. Our 2020 goals recognized the importance of preserving, as best we could, the revenue from this product but the relatively low weighting took into account the existence generic competition and the expectation that Ampyra net sales will continue to decline over time.

The Board has similarly established corporate goals for our 2021 non-equity incentive compensation program based on Inbrija commercialization and manufacturing (55%), financial management (25%), and Ampyra sales (20%). Consistent with the overall purpose of the non-equity incentive compensation program, the 2021 goals were chosen by the Board to directly correlate with short and long-term corporate strategy. The goals and the specific goal parameters were approved by the Board and then internally communicated Company-wide in the first quarter of 2021.

Individual Goals

Annual goals for each employee (other than Ron Cohen, M.D., our President and Chief Executive Officer) are established on an individual basis each year. Individual goals are developed to provide focus on the most important aspects of each employee’s position, including particularly their potential contributions to corporate goals. For each of the Named Executive Officers other than Dr. Cohen, the individual goals are determined by Dr. Cohen in collaboration with the Named Executive Officer.

Under our non-equity incentive compensation program, Dr. Cohen’s payout is based on the corporate performance score and, therefore, he does not have separate individual goals that apply to calculating his payout under the non-equity incentive compensation program. The Board has structured his non-equity incentive compensation program payout in this manner because it believes that Dr. Cohen’s payout under this program should be based on his ability to lead the Company to achieve its corporate goals. The Board does establish personal goals for Dr. Cohen for purposes other than the non-equity incentive compensation program, typically related to his recruitment and/or effective oversight of other senior executives, as well as oversight of key organizational processes.

Non-Equity Incentive Compensation Program Payout Targets

Target payout amounts under the non-equity incentive compensation program are based on a percentage of annual base salaries and are generally set near the target payout amounts within comparable companies, based both on the Company’s own research and the information provided by the Compensation Committee’s outside consultant. Following are the target payout amounts for our Named Executive Officers under this program:

Name	Title	Target Payout Amount (1)	Goals Weighting
Ron Cohen, M.D.	President and CEO	80% of annual base salary	Based on the achievement of corporate goals
David Lawrence (2)	Former Chief, Business Operations and Principal Accounting Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Burkhard Blank, M.D.	Chief Medical Officer and Head of R&D	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Lauren Sabella	Chief Commercial Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals

__________________________

(1)

Targets are established using annual base salary as determined in the first quarter of each year. Subsequent changes in salary during the year may result in a prorated adjustment non-equity incentive compensation targets based on the effective date of the adjustment. None of our Named Executive Officers had salary changes during 2020.

(2)	Mr. Lawrence resigned from the Company effective March 12, 2021.

Based on the overall corporate performance score determined by the Board and the individual performance level of each executive, non-equity incentive compensation payouts may be above or below target payout amounts. The Compensation Committee and Board do not establish formal threshold, or minimum, payout amounts. As described above, during the first quarter of the following year, the Board, upon recommendation of the Compensation Committee, determines the actual corporate performance score based on achievement of goals used in setting non-equity incentive compensation payout amounts. Payouts for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. The Compensation Committee may approve payouts for those Named Executive Officers or may refer them to the full Board for review. The Compensation Committee recommends a payout for the President and Chief Executive Officer to the full Board for approval. The non-equity incentive compensation payouts are made in the first quarter of the following year.

2020 Performance

In February 2021, the Compensation Committee and the Board determined that corporate performance in light of the 2020 corporate goals, described above, merited a 110% corporate performance score for all of our employees, including our Named Executive Officers. The score (rounded up by the Board to a whole number) was determined as follows:

•

The Company received 52% credit out of the total 55% allocated to the Inbrija goal, including 47% credit out of the total 50% allocated to the Inbrija net sales targeted level and the full 5% allocated to Inbrija manufacturing. The credit for Inbrija net sales was based on a downward-adjusted net sales targeted level based that was established during 2020, after the 2020 corporate goals were first approved, based on the COVID-19 pandemic and other factors.

•

The Company received the full 30% allocated to the financial management goal, plus an additional 3% extra credit. The Company was awarded this score because the Company achieved its 2020 operating expenses and 2020 year-end cash/cash equivalents balance targeted levels. Also, in December 2019, the Company successfully retired 80% of its 2021 convertible senior notes in exchange for new 2024 convertible senior secured notes and cash, leaving a balance of $69 million of the 2021 convertible notes (due in June 2021). Although this transaction was completed in December 2019, the Board had already established the 2020 financial management goal (including a goal of addressing a substantial portion of the 2021 notes) prior to completion of the transaction. Accordingly, the Board did not consider the exchange transaction for purposes of evaluating 2019 corporate performance, and instead allocated credit for the transaction to the 2020 corporate score. The Board awarded extra credit because the Company achieved this goal sooner than expected and retired an amount of the 2021 notes that was larger than the targeted amount.

•	The Company received 14.4% credit out of the total 15% allocated to the Ampyra goal based on Ampyra net sales nearly achieving the targeted level.
•

In addition to the foregoing, the Compensation Committee and the Board awarded 10% extra credit considering the Company’s successful sale of its Chelsea manufacturing operations. Although the transaction was completed in early 2021, the Compensation Committee and the Board determined that it was appropriate to consider the transaction for purposes of evaluating 2020 corporate performance because of the substantial effort that was made in 2020 leading to the successful transaction, with negotiation of the material terms of the transaction substantially completed by the end of 2020. In awarding this extra credit, the Compensation Committee and Board considered management’s initiative in identifying a potential sale of the manufacturing operations as an effective way to improve the Company’s balance sheet and reduce annual operating costs, and then negotiating and completing the complex transaction.

Non-Equity Incentive Compensation Payouts for 2020

The target payout established for Ron Cohen, M.D., our President and Chief Executive Officer, for 2020 was 80% of annual base salary. Based on this target payout amount and the 110% performance score assigned to the corporate goals as approved by the Compensation Committee and the Board, Dr. Cohen received a 2020 non-equity incentive compensation payout of $700,194, equal to 110% of his 2020 non-equity incentive compensation payout target.

The individual goals set for 2020 for David Lawrence, our former Chief, Business Operations and Principal Accounting Officer, related to: compliance with laws, regulations and Company policies; management and development of employees; management of the Company’s corporate finance and financial reporting functions, and oversight of expenses in accordance with the Company’s approved budget; support of potential strategic and business development initiatives; oversight of the Company’s Inbrija and Ampyra manufacturing and supply; and addressing business issues that arise in connection with the Company’s challenging circumstances. The target payout established for Mr. Lawrence for 2020 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2020 performance score of 110.3% for Mr. Lawrence. Based on the corporate performance score, his individual performance score, and his payout target, Mr. Lawrence received a 2020 non-equity incentive compensation payout of $236,629, representing approximately 110% of his 2020 non-equity incentive compensation payout target.

The individual goals set for 2020 for Burkhard Blank, M.D., our Chief Medical Officer and Head of R&D, related to: compliance with laws, regulations, and Company policies; management and development of employees; support of Inbrija commercialization; oversight of preparations for potential regulatory inspections; oversight of the Company’s transition to a new supplier for the Inbrija inhaler; oversight of certain work relating to the Company’s collaboration with the Bill & Melinda Gates foundation; and support of potential strategic and business development initiatives. The target payout established for Dr. Blank for 2020 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2020 performance score of 102% for Dr. Blank. Based on the corporate performance score, his individual performance score, and his payout target, Dr. Blank received a 2020 non-equity incentive compensation payout of $288,940, representing approximately 108% of his 2020 non-equity incentive compensation payout target.

The individual goals set for 2020 for Lauren Sabella, our Chief Commercial Officer, related to: compliance with laws, regulations and Company policies; management and development of employees; oversight of Inbrija and Ampyra sales and marketing to achieve targeted net sales; and support of potential strategic and business development initiatives. The target payout for Ms. Sabella for 2020 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and the Board approved an individual 2020 performance score of 97% for Ms. Sabella. Based on the corporate performance score, her individual performance score, and her payout target, Ms. Sabella received a 2020 non-equity incentive compensation payout of $262,056, representing approximately 107% of her 2020 non-equity incentive compensation payout target.

Ad Hoc Bonuses and Other Payments

Separate from our annual non-equity incentive compensation program, the Compensation Committee has occasionally awarded individual bonuses or approved other payments on an ad hoc basis to recognize exceptional contributions to the Company’s business and to compensate individuals for assuming additional significant responsibilities.

In April 2020, the Compensation Committee of the Board of Directors authorized annual cash bonuses to David Lawrence and Burkhard Blank, M.D., as supplemental compensation in recognition of their continuing assumption of certain responsibilities of Rick Batycky, our former Chief Technology Officer and Site Head, who departed the Company in August 2018. Mr. Lawrence assumed Mr. Batycky’s oversight of certain manufacturing operations, and Dr. Blank assumed Mr. Batycky’s oversight of certain research and development operations. The Compensation Committee authorized these supplemental bonuses for 2020 and beyond so long as Mr. Lawrence and Dr. Blank continue to assume these additional responsibilities. The authorized annual bonus amounts for Mr. Lawrence and Dr. Blank were $45,000 and $30,000, respectively, payable in quarterly installments. Mr. Lawrence resigned from the Company effective March 12, 2021, and therefore received his supplemental bonus only through December 31, 2020. Dr. Blank is continuing to receive his supplemental annual bonus, however, effective April 1, 2021, the annualized bonus amount was reduced to $20,000 (or $5,000 per quarter) reflecting primarily a reduction in our research and development activities.

Also, the Company operates in a highly competitive environment for the recruitment of qualified senior executives and other employees needed for the continued progress and growth of our business. Accordingly, from time to time, the Compensation Committee approves one-time cash bonus awards to individuals as an incentive to join the Company and in some cases to compensate individuals for lost compensation opportunity from their prior employer. No such new hire bonuses or compensatory awards were awarded to any executive officers in 2020.

Equity Awards: Equity awards are another key component of our pay-for-performance compensation philosophy. The use of equity awards provides our executive officers and other employees with compensation that has a strong link to our long-term performance, creates an ownership culture, and generally aligns the interests of our employees with the interests of our stockholders. Equity awards are currently granted under our 2015 Omnibus Incentive Compensation Plan, or our 2015 plan. Equity awards are typically granted to newly-hired employees, pursuant to our annual equity award program, and in connection with promotions. Our annual equity awards vary from year to year, as further described below. Arnosti Consulting, the Compensation Committee’s outside compensation consultant, assists the Compensation Committee in structuring our equity compensation programs and in developing the equity award guidelines.

Equity Award Programs; No 2020 Annual Equity Awards. The Compensation Committee and the Board of Directors make determinations at least annually regarding our equity programs, including the total pool of shares to be authorized for awards, the types of awards to be granted, and the guidelines for individual award amounts. The Compensation Committee and the Board seek to determine whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate and adequately reward them. This determination is based on benchmarking information provided both by the Company and Arnosti Consulting. For Vice Presidents and above, including executive officers, the President and Chief Executive Officer reviews the potential long-term value of existing and potential awards and their ability to encourage retention, engagement and motivation. These judgments also consider our compensation policy, described above, under which we target total compensation to be in the range of the 50th to 75th percentile of our peers.

Additionally, in determining the total pool of shares to be authorized for our annual and other awards, as well as the ratio of different awards types to be granted, the Compensation Committee and the Board consider other relevant factors, including the remaining total authorized shares under the applicable equity plan (i.e., our 2015 plan), the relative dilutive impact of providing different award types, the perceived value to employees of different awards types, and equity compensation practices at peer companies and within our industry generally.

For our broad-based award programs, the Compensation Committee establishes target award amounts for each level within the organization, but individual awards can deviate from these targets provided that aggregate award amounts do not exceed specified pools set by these target award amounts. For example, typically there is a specified pool for all of Dr. Cohen’s executive management team, and a separate specified pool for each department within the organization.

We did not implement a 2020 annual equity award program because we implemented a broad-based equity program in late 2019. The Compensation Committee and Board authorized the late 2019 equity award program to incentivize and motivate employees who remained with the Company after an October 2019 reduction in force. This late 2019 equity award program used substantially all of our remaining reserves under the 2015 plan at the time, effectively accelerating the use of shares that would have been available for a 2020 annual equity award program.

Since late 2019, we have experienced a substantial reduction in the size of our workforce. This reduction in the size of our workforce was primarily due to attrition, an additional reduction in force in January 2021, and also the transfer of employees in February 2021 to the purchaser of our Chelsea manufacturing operations. The resignation and termination of employees resulted in additional shares being added back to the reserve under our 2015 Plan, which enabled us to implement a broad-based annual equity program in March 2021.

Our 2021 annual equity program awards, including those granted to our Named Executive Officers, were entirely time-based-vesting restricted stock units. Also, the 2021 annual equity program awards were granted with a vesting schedule that is accelerated as compared to our historical practice, with the awards vesting in installments of 40%, 20% and 40% at six months, twelve months and eighteen months, respectively, after the March 3, 2021 grant date. Historically, the Compensation Committee has used a combination of award types, for example a mix of stock options as well as restricted stock and/or restricted stock units. Also, in recent years the Compensation Committee has used both time-based vesting and performance-based vesting for awards granted to our more senior employees. The Compensation Committee and the Board believe that the combined use of these award types should be considered in seeking to balance the goals of paying for performance, aligning management with shareholders, and retaining top-performing and critical employees. However, the Compensation Committee and Board authorized our use of solely time-based-vesting restricted stock units for the 2021 program due to the Company’s circumstances at the time the awards were granted, as further described below under 2021 Annual Equity Program Awards.

Following the grant of the 2021 annual equity awards, we have a limited reserve remaining under the 2015 plan, which we intend to use for individual circumstances such as in connection with new hires. The remaining reserve under the 2015 plan is not sufficient for additional broad-based award programs, but in light of our current business circumstances, the Compensation Committee and Board have made the decision to defer any decision to seek stockholder approval for additional shares until after the 2021 Annual Meeting and further progress with the Inbrija launch.

Approval Process. With respect to equity awards granted to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves the awards for those executive officers or recommends them to the full Board for approval. With respect to equity awards granted to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Annual equity awards are typically approved in the first quarter of each year, based primarily on the individual’s anticipated future contributions to the creation of stockholder value, and in the case of stock options they are typically awarded with a ten year term. The Company does not grant discounted stock options and does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Also, historically the Company has not re-priced outstanding options, and it will not do so if prohibited by the terms of the plan under which they were issued.

2021 Annual Equity Program Awards

For our 2021 broad-based annual equity award program, our executive officers and other employees were granted entirely time-based vesting restricted stock units. The following table sets forth the annual equity program awards that were granted to our Named Executive Officers in March 2021:

Name	Title	Time-Based Restricted Stock Units
Ron Cohen, M.D.	President and CEO	29,000
Burkhard Blank, M.D.	Chief Medical Officer and Head of R&D	11,125
Lauren Sabella	Chief Commercial Officer	11,125

Restricted stock units represent the right to payment (or settlement) in the form of a share of our common stock for each restricted stock unit upon achievement of the specified vesting conditions (either time-based or performance based business milestones, depending on the particular award). The 2021 restricted stock units vest in installments of 40%, 20% and 40% at six months, twelve months and eighteen months, respectively, after the grant date.

The Compensation Committee and Board authorized these time-based-vesting restricted stock units for the 2021 annual equity award program due to the Company’s circumstances at the time the awards were granted. The Compensation Committee and Board determined that these awards would be necessary and appropriate to incentivize and motivate our employees in light of recent disruptive circumstances, including for example: Substantial employee attrition during 2020; our implementation of a reduction in force in January 2021, which was our third reduction in force since 2017; less-than-expected net revenues from sales of Inbrija as well as declining net revenues from sales of Ampyra due to generic competition; and recent substantial declines in the price of our common stock, which for substantially all of our employees effectively eliminated all intrinsic value of previously-granted stock options that have not been exercised. Based on these factors and other considerations, the Compensation Committee and the Board authorized the use of full value shares with an accelerated vesting schedule (as compared to the Company’s historical practice) as part of an overall compensation strategy intended to retain and motivate our employees, including our Named Executive Officers.

Termination of Stock Ownership Guidelines

We previously had Officer and Director Stock Ownership Guidelines that the Board implemented to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and to further promote our commitment to sound corporate governance. The Guidelines were applicable to our executive officers, such other executives as were designated by our Chief Executive Officer, and our non-management directors. In March 2021, the Board determined that the Guidelines were no longer serving the purposes for which they were implemented and accordingly terminated the Guidelines. The Board made this determination after concluding that a sustained decline in the market price of our common stock in recent years had made it unrealistic to expect that any covered individuals could gain compliance with the Guidelines for the foreseeable future. The Board intends to evaluate appropriate stock ownership guidelines in the future and may adopt new stock ownership guidelines as circumstances warrant based on market developments.

Clawback Policy

We have a Clawback Policy providing for recovery of certain incentive compensation from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy in 2014.

If the Clawback Policy is triggered in relation to any executive officer, the executive officer must repay the Company (and the Company may cancel equity awards representing) all or a portion of the excess incentive compensation for the affected periods (on an after-tax basis) as determined by the Compensation Committee. The excess incentive compensation is the amount by which incentive compensation actually paid, awarded, or vested for the relevant periods exceeds what would have been paid, awarded or vested based on the restated financial results for those periods. In making its determination regarding the amount of incentive compensation that must be repaid, the Compensation Committee may take factors into account that it considers relevant, including the extent to which the executive officer was involved in the misconduct that led to the restatement; the extent to which the incentive compensation was paid, awarded or vested based on consideration of financial targets or goals but not on an objective, formulaic basis; and any gain that the executive officer may have realized from the sale of shares issued as incentive compensation.

In addition, if and when the Securities and Exchange Commission adopts implementing regulations under Section 954, “Recovery of Erroneously Awarded Compensation,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act, we anticipate that the Board will review and amend the Clawback Policy, as may be necessary, to comply with such implementing regulations.

The provisions of our Clawback Policy are in addition to the existing compensation reimbursement provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which are applicable to our chief executive officer and chief financial officer.

Insider Trading and Anti-Hedging Policy

We have an Insider Trading Policy that is intended to ensure compliance with applicable securities laws and regulations by our officer, directors, and employees. This policy prohibits, among other things, trades in our common stock that would violate these laws and regulations, and it also imposes other restrictions such as trading blackout periods and prior notification and/or clearance requirements for trading intended to protect against inadvertent violations of these laws and regulations. This policy also prohibits officers, directors, employees, and their family members (and entities that they own or control) from engaging in (or designating another person to engage in, on their behalf) any transaction that hedges, or that is designed to hedge or offset, any decrease in the market value of our common stock, including without limitation short sales, purchases or sales of puts or calls, prepaid variable forward contracts, equity swaps, collars and exchange funds.

Tax and Accounting Considerations

We have structured our compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

The Company calculates the accounting cost of equity-based long-term incentive awards under Accounting Standards Codification (ASC) Topic 718. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with SEC regulations, the aggregate grant date fair value for all stock awards or option awards granted during the applicable years to our Named Executive Officers is presented in the Summary Compensation Table.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned in 2018, 2019 and 2020 by our Chief Executive Officer, former Chief, Business Operations and Principal Accounting Officer, and each of the three other most highly paid executive officers during the years ended December 31, 2018, December 31, 2019 and December 31, 2020. We refer to the four executive officers listed in the table below, who were the only executive officers serving as of December 31, 2020, collectively as our “Named Executive Officers.” We implemented a 1-for-6 reverse split of our common stock on December 31, 2020. The figures in the notes to the table have been retroactively restated to reflect the reverse stock split.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
Ron Cohen, M.D.	2020	$795,675	$—		$—	$—		$700,194	(9)	$8,550		$1,504,419
President and Chief	2019	795,675	23,870	(4)	577,080	634,533		—	(10)	8,400		2,039,558
Executive Officer	2018	795,675	—		—	—		1,610,446	(11)	8,250		2,414,371
David Lawrence	2020	430,000	45,000	(5)	—	—		236,629	(9)	8,550		720,179
Former Chief, Business Operations	2019	427,500	45,000	(5)	203,663	228,253		—	(10)	8,400		912,816
and Principal Accounting Officer (13)	2018	402,342	60,000	(7)	—	—		502,008	(11)	8,250		972,600
Burkhard Blank, M.D.	2020	533,100	30,000	(5)	—	—		288,940	(9)	8,550		860,590
Chief Medical Officer	2019	533,100	121,000	(4)(5)(6)	203,663	336,447	(8)	—	(10)	8,400		1,202,610
and Head of R&D	2018	533,100	60,000	(7)	—	—		683,434	(11)	63,602	(12)	1,340,136
Lauren Sabella	2020	488,000	—		—	—		262,056	(9)	8,550		758,606
Chief Commercial Officer	2019	481,667	—		203,663	228,253		—	(10)	8,400		921,983
	2018	446,933	—		—	—		569,160	(11)	8,250		1,024,343

__________________________

(1)

Represents the aggregate grant date fair value for all stock awards (including restricted stock units) or option awards granted during the years shown, in accordance with ASC Topic 718. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in Note 8 to our audited consolidated financial statements in our 2020 annual report on Form 10-K. None of our executive officers received any equity awards in 2018 or 2020. The 2019 equity awards were granted as part of a broad-based equity program implemented in late 2019 following an October 2019 reduction in force, intended to incentivize and motivate employees who remained with the Company after the reduction in force.

(2)

Variable annual year-end cash payouts to our Named Executive Officers under our non-equity incentive compensation plan, as well as 2018 special cash incentives paid in 2019, are set forth under the caption “Non-Equity Incentive Plan Compensation.” Other payments such as sign-on bonuses and one-time service awards for exceptional contributions to the Company or as compensation for assumption of additional responsibilities are listed separately under the caption “Bonus.”

(3)

Unless otherwise indicated, represents the employer 401(k) matching contribution as discussed in Note 18 to our audited consolidated financial statements in our 2020 annual report on Form 10-K. For each dollar an employee invests up to 6% of their earnings, the Company contributes an additional 50 cents into the funds, subject to IRS annual limits.

(4)	Includes merit cash payments that were awarded in March 2019 in the following aggregate amounts, payable in quarterly installments in 2019: $23,870 for Dr. Cohen and $16,000 for Dr. Blank.
(5)

Includes supplemental cash bonuses that were awarded to Mr. Lawrence and Dr. Blank in 2019 and 2020 in the following aggregate amounts, payable in quarterly installments in each year: $45,000 per year for Mr. Lawrence; and $30,000 per year for Dr. Blank. These supplemental bonuses were awarded in recognition of their continuing assumption of certain responsibilities of Rick Batycky, our former Chief Technology Officer and Site Head, who departed the Company in August 2018. Mr. Lawrence assumed Mr. Batycky’s oversight of certain manufacturing operations, and Dr. Blank assumed Mr. Batycky’s oversight of certain research and development operations.

(6)

Includes a $75,000 cash bonus that was awarded in March 2019 to Dr. Blank in recognition of his key role and extraordinary efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA), and receipt of FDA approval of the NDA in December 2018.

(7)

Includes supplemental cash bonuses of $60,000 that were awarded in October 2018 to each of Mr. Lawrence and Dr. Blank, respectively, payable in two equal installments in October 2018 and January 2019. The bonuses were awarded for their acceptance of certain responsibilities previously assigned to Mr. Batycky, as further described in note 5 above.

(8)

Includes a special grant of 2,500 stock options awarded to Dr. Blank in March 2019, separate from the 2019 annual equity award program. These options, which vested in full on the first anniversary of the grant date, were awarded to Dr. Blank to recognize his key role and extraordinary efforts in connection with the Company’s submission of its Inbrija New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA), and receipt of FDA approval of the NDA in December 2018.

(9)	Includes 2020 non-equity incentive compensation payments in March 2021.
(10)

In February and March 2020, the Compensation Committee and Board made the decision that our executive officers, and other members of our executive management that reported directly to Dr. Cohen during 2019, would not receive any payouts under our 2019 non-equity incentive compensation program. In arriving at this decision, the Compensation Committee and the Board exercised their discretion and assigned no performance score to either corporate or personal performance for 2019 for these individuals. The Compensation Committee and Board made this decision based on their overall evaluation of the Company’s 2019 performance. In particular, the Company substantially failed to achieve its Inbrija targeted level of net sales.

(11)

Includes 2018 non-equity incentive compensation payments in March 2019 of: $655,636 for Dr. Cohen; $207,033 for Mr. Lawrence; $283,609 for Dr. Blank and $231,660 for Ms. Sabella. Also includes 2018 special cash incentive payments in January 2019 of: $954,810 for Dr. Cohen; $294,975 for Mr. Lawrence; $399,825 for Dr. Blank and $337,500 for Ms. Sabella.

(12)

For 2018, represents employer 401(k) matching contributions as discussed in Note 18 to our audited consolidated financial statements in our 2020 annual report on Form 10-K in the amount of $8,250 for 2018 as well as relocation-related expenses in the amount of $55,352 (including $22,141 in tax gross-up).

(13)	Mr. Lawrence resigned from the Company effective March 12, 2021.

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2020, the principal executive officer of Acorda was our President and Chief Executive Officer, Dr. Ron Cohen. For 2020, the annual total compensation of Dr. Cohen was $1,504,419 and the annual total compensation of our median employee was $189,329, resulting in a pay ratio of approximately 8:1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee as of December 31, 2020 by (i) aggregating for each applicable employee (A) annual base pay as reported in Form W-2 for permanent employees (or hourly rate multiplied by 2020 annual work schedule, for hourly employees), (B) overtime received during 2020, (C) the bonus or commissions awarded for 2020 performance, and (D) the estimated grant date fair value for all employee equity grants in 2020, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Acorda, excluding Dr. Cohen. As of December 31, 2020, we had 282 employees other than Dr. Cohen, all of which were included in our pay ratio analysis.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Award Information for the Year Ended December 31, 2020

The following table sets forth information regarding plan-based awards to our Named Executive Officers in 2020.

2020 Grants of Plan-Based Awards Table

									Grant
									Date
						Stock	Option	Exercise	Fair
						Awards:	Awards:	or	Value
			Estimated future payouts			Number of	Number of	Base	of Stock
			under non-equity incentive			Shares of	Securities	Price	and
			plan awards			Stock or	Underlying	of Option	Option
	Grant		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name and Principal Position	Date		($)	($)	($)	(#)	(#)	($/Sh)	($)
Ron Cohen, M.D.	3/17/2020	(2)	N/A	$636,540	N/A	—	—	—	—
President and Chief Executive
Officer (1)

David Lawrence	3/17/2020	(2)	N/A	215,000	N/A	—	—	—	—
Former Chief, Business Operations
and Principal Accounting
Officer (1)

Burkhard Blank, M.D.	3/17/2020	(2)	N/A	266,550	N/A	—	—	—	—
Chief Medical Officer
and Head of R&D (1)

Lauren Sabella	3/17/2020	(2)	N/A	244,000	N/A	—	—	—	—
Chief Commercial Officer (1)

__________________________

(1)

None of our executive officers or other members of our senior management received any equity awards in 2020 because we implemented a broad-based equity program in late 2019, which is described above in the Compensation Discussion and Analysis section of this Proxy Statement under Equity Award Programs; No 2020 Annual Equity Awards.

(2)

Target payout amounts listed in the table represent target payouts under our non-equity incentive compensation program, which is described above in the Compensation Discussion and Analysis section of this Proxy Statement under Non-Equity Incentive Compensation Program. The corporate goals and the specific goal parameters for the 2020 non-equity incentive compensation program were approved by the Board of Directors and then internally communicated Company-wide in the first quarter of 2020. The target payout amount listed for each Named Executive Officer is based on a specified target percentage for each such Named Executive Officer, multiplied by the actual base salary during 2020. Actual payouts under this program can be greater than, equal to, or less than the target payout amount, based on corporate and individual performance. The Compensation Discussion and Analysis section of this report includes the actual payouts for 2020 and a description of how these payouts were determined.

The following table provides information regarding each unvested awards and unexercised stock option held by each of our Named Executive Officers as of December 31, 2020. We implemented a 1-for-6 reverse split of our common stock on December 31, 2020. The figures in the table below have been retroactively restated to reflect the reverse stock split.

Outstanding Equity Awards at December 31, 2020

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D.	21,876	—		132.36	3/3/2021	2,136	(4)	$8,844
President and Chief Executive	18,751	—		158.10	3/15/2022	1,424	(5)	5,896
Officer	21,250	—		182.76	3/6/2023			—
	16,799	—		236.28	3/5/2024	—		—
	15,668	—		214.44	3/4/2025	—		—
	11,455	—		213.18	3/2/2026	—		—
	4,672	312	(1)	164.85	3/1/2027	—		—
	3,115	4,005	(2)	81.06	3/8/2029	—		—
	18,209	18,208	(3)	14.46	11/7/2029	—		—

David Lawrence	6,251	—		132.36	3/3/2021	754	(4)	3,122
Former Chief, Business Operations	5,500	—		158.10	3/15/2022	502	(5)	2,079
and Principal Accounting	5,755	—		182.76	3/6/2023			—
Officer	5,668	—		236.28	3/5/2024	—		—
	5,263	—		214.44	3/4/2025	—		—
	4,043	—		213.18	3/2/2026	—		—
	1,719	115	(1)	164.85	3/1/2027	—		—
	1,099	1,414	(2)	81.06	3/8/2029	—		—
	6,667	6,667	(3)	14.46	11/7/2029	—		—

Burkhard Blank, M.D.	16,667	—		155.94	7/1/2026	754	(4)	3,122
Chief Medical Officer	1,641	110	(1)	164.85	3/1/2027	502	(5)	2,079
and Head of R&D	3,125	—		99.00	5/1/2027			—
	2,500	—		81.06	3/8/2029
	1,099	1,414	(2)	81.06	3/8/2029
	6,667	6,667	(3)	14.46	11/7/2029

Lauren Sabella	1,600	—		132.36	3/3/2021	754	(4)	3,122
Chief Commercial Officer	4,501	—		158.10	3/15/2022	502	(5)	2,079
	6,706	—		182.76	3/6/2023			—
	5,668	—		236.28	3/5/2024	—		—
	5,972	—		214.44	3/4/2025	—		—
	4,558	—		213.18	3/2/2026	—		—
	1,720	114	(1)	164.85	3/1/2027	—		—
	6,771	—		99.00	5/1/2027	—		—
	1,099	1,414	(2)	81.06	3/8/2029
	6,667	6,667	(3)	14.46	11/7/2029

__________________________

(1)

These stock options represent the unvested portion of awards that were granted in 2017 as part of our annual equity award program. These stock options vest in equal quarterly installments over four years, beginning on January 1, 2017, with the first quarterly installment vesting on April 1, 2017.

(2)

These stock options represent the unvested portion of awards that were granted in 2019 as part of our annual equity award program. These stock options vest in equal quarterly installments over four years, beginning on January 1, 2019, with the first quarterly installment vesting on April 1, 2019.

(3)

These stock options represent the unvested portion of awards that were granted as part of our 2019 restructuring equity award program. These stock options vest in equal quarterly installments over two years, beginning November 7, 2019, with the first quarterly installment vesting on February 7, 2020.

(4)

These shares represent the unvested portion of restricted stock awards that were granted in 2019 as part of our annual equity award program. These restricted stock awards vest over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2019, December 1, 2020, December 1, 2021, and December 1, 2022.

(5)

These represent the unvested portion of performance-based restricted stock unit awards (RSUs) that were granted in 2019 as part of our annual equity award program. The RSUs would have vested and settled into shares of our common stock based upon achievement of a performance goal, as determined by the Compensation Committee of the Board of Directors, relating to the buildout of the size 7 spray dryer (SD7) at our former Chelsea, Massachusetts manufacturing facility. However, the Company completed the sale of the Chelsea, Massachusetts manufacturing operations to Catalent in February 2021, prior to achievement of the performance milestone applicable to the SD7, and the RSUs that would have vested based on this performance goal were accordingly terminated by the Compensation Committee in February 2021.

The following table provides information on the exercise of stock options and the vesting of restricted stock and restricted stock unit awards in 2020 by each of the Named Executive Officers. We implemented a 1-for-6 reverse split of our common stock on December 31, 2020. The figures in the table below have been retroactively restated to reflect the reverse stock split.

2020 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Cohen, M.D.	—	—	499	$1,935
President and Chief Executive Officer			1,068	4,142
			1,424	7,347

David Lawrence	—	—	184	714
Former Chief, Business Operations			377	1,462
and Principal Accounting Officer			503	2,595

Burkhard Blank, M.D.	—	—	175	679
Chief Medical Officer			377	1,462
and Head of R&D			503	2,595

Lauren Sabella	—	—	184	714
Chief Commercial Officer			377	1,462
			503	2,595

Named Executive Officer Employment Agreements

We have entered into employment agreements and arrangements with our Named Executive Officers, the terms of which are summarized below.

Ron Cohen, M.D. – President and Chief Executive Officer. We have a 2002 employment agreement with Ron Cohen, M.D., President and Chief Executive Officer, most recently amended in 2011, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Cohen is paid an annual base salary that is subject to annual review by the Board. Dr. Cohen’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards, and/or restricted stock awards in an amount approved by the Board based on Dr. Cohen’s individual performance and the achievement of our goals and objectives. Current salary and target bonus information for Dr. Cohen payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Cohen’s employment agreement expires on January 1, 2022, but the agreement automatically renews for successive one-year terms unless either we or Dr. Cohen give written notice of non-renewal at least 60 days prior to the expiration date of the then-current term. Dr. Cohen’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

David Lawrence – Former Chief, Business Operations and Principal Accounting Officer. We had a 2005 employment agreement with David Lawrence, our former Chief, Business Operations and Principal Accounting Officer, most recently amended in 2019, that governed the terms and conditions of his employment. Mr. Lawrence resigned from the Company effective March 12, 2021. Pursuant to his employment agreement, Mr. Lawrence was paid an annual base salary that was subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Mr. Lawrence’s agreement also provided that he was eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. 2020 and 2021 salary and target bonus information for Mr. Lawrence payable under his employment agreement prior to his resignation is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. Mr. Lawrence’s employment agreement included severance provisions, which are described below under Named Executive Officer Severance Agreements.

Burkhard Blank, M.D. – Chief Medical Officer and Head of R&D. Burkhard Blank, M.D., commenced employment with us as our Chief Medical Officer on July 1, 2016, and he was also appointed as our Head of R&D in March 2019. Dr. Blank was offered employment pursuant to a letter dated June 9, 2016. As specified in the offer letter, upon commencement of his employment, Dr. Blank was granted an option to purchase 16,667 shares of the Company’s common stock, vesting over a four year employment period, and 6,667 restricted shares of Company common stock, vesting in four equal installments on December 31, 2016 and each of the three subsequent anniversaries of that date subject to continuing employment. Also under the offer letter, upon commencement of his employment, Dr. Blank was granted 1,667 restricted shares of Company common stock, vesting in two equal installments on July 1, 2018 and July 1, 2019, subject to continuing employment. To facilitate Dr. Blank’s original relocation from Massachusetts to our Ardsley, New York headquarters, we also agreed to reimburse him for his New York housing costs as well as expenses incurred travelling to and from the residence he continued to maintain in Massachusetts. However, these relocation-related reimbursements are no longer applicable, because Dr. Blank transferred from our Ardsley headquarters to our Waltham, Massachusetts offices.

We entered into an employment agreement with Dr. Blank in 2016 in connection with his employment that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Blank is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Dr. Blank payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Blank’s employment agreement expires on July 1, 2021, but it automatically renews for successive one year terms unless either we or Dr. Blank provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Dr. Blank’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

The amounts of the equity awards to Dr. Blank described above have been retroactively restated to reflect our 1-for-6 reverse stock split implemented on December 31, 2020.

Lauren Sabella – Chief Commercial Officer. We have a 2015 employment agreement with Lauren Sabella, Chief Commercial Officer, that governs the terms and conditions of her employment. Pursuant to her employment agreement, Ms. Sabella is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Ms. Sabella’s agreement also provides that she is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on her individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Ms. Sabella payable under her employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Ms. Sabella’s employment agreement expires on June 8, 2021, but the agreement automatically renews for successive one year terms unless we or Ms. Sabella provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Ms. Sabella’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Named Executive Officer Severance Agreements

The employment agreements with Ron Cohen, M.D., Burkhard Blank, M.D., and Lauren Sabella, described above under Named Executive Officer Employment Agreements, provide for severance payments and other benefits if their employment terminates under circumstances specified in those agreements. Some of the benefits are greater if termination occurs after a “change in control” of Acorda, as defined in those agreements. The severance and change in control provisions of these agreements are described below.

David Lawrence resigned effective March 12, 2021. The employment agreement with Mr. Lawrence, described above under Named Executive Officer Employment Agreements, also provided for severance payments and other benefits if his employment terminated under circumstances specified in his agreement. The severance and change in control provisions of his agreement are also described below, although due to his resignation he will never become entitled to these benefits.

Ron Cohen, M.D. – President and Chief Executive Officer. Dr. Cohen’s employment agreement provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement. Pursuant to Dr. Cohen’s employment agreement, if we terminate his employment without cause, or if Dr. Cohen voluntarily terminates his employment for good reason, among other things:

•

We are obligated to make a severance payment to Dr. Cohen equal to his annual base salary for a 24 month severance period and to make COBRA premium payments for Dr. Cohen and his spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan).

•

We are obligated to pay Dr. Cohen a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date. If the termination occurs following a “change in control” (as defined in the employment agreement), the bonus is increased to an amount equal to two (2) times the larger of (i) the last annual bonus he received, and (ii) his target annual bonus for the calendar year in which the termination occurs.

•	The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment.
•

All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

If Dr. Cohen’s employment terminates for death or disability (as defined in his employment agreement), we are obligated to pay his base salary for three months and his COBRA premiums for Dr. Cohen and his spouse and dependents for the COBRA coverage period. The three month salary amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after termination. In either such event, 65% of his unvested stock options, stock appreciation rights awards, and restricted stock awards will become immediately vested, and his vested options and stock appreciation rights awards will remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Upon the occurrence of a “change in control” (as defined in Dr. Cohen’s employment agreement), not less than 65% of his outstanding and unvested stock options will become immediately vested. If Dr. Cohen voluntarily terminates his employment without good reason following a change in control: we are obligated to make severance payments equal to 12 months’ annual base salary and COBRA premium payments for Dr. Cohen and his spouse and dependents for the severance period (unless coverage is obtained under another employer’s health plan); he is entitled to receive a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date; and 65% of his unvested stock option and restricted stock awards will become immediately vested. The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment. All vested options and stock appreciation rights will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Under Dr. Cohen’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Dr. Cohen, but only after the Board of Directors has notified him of the malfeasance and he is given an opportunity to cure the particular situation, if cure is possible. These acts include gross negligence, willful misconduct or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an unlawful act that would have a material adverse effect on his performance of his duties or our reputation. “Good reason” is defined to include specified adverse changes in circumstances involving Dr. Cohen’s employment, but only after he has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities, a change that results in Dr. Cohen no longer reporting to the Board of Directors, a material change in work location, and our material breach of Dr. Cohen’s employment agreement.

During the term of his employment agreement Dr. Cohen is subject to non-competition, non-solicitation and confidentiality covenants specified in the agreement, and following his termination of employment, Dr. Cohen will remain subject to these covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Other Named Executive Officers. Dr. Blank’s and Ms. Sabella’s employment agreements provide for severance payments and other benefits if their employment is terminated by us without cause or they terminate their employment for good reason, as the relevant terms are defined in the employment agreements. The severance provisions of these agreements are described below.

Under the employment agreements with Dr. Blank and Ms. Sabella, if we terminate their employment without cause, or if one of them voluntarily terminates their employment with good reason (as the relevant terms are defined in their agreements), among other things:

•

We are obligated to make severance payments equal to their base salary for a 12 month severance period (subject to earlier termination on the date on which they obtain other, comparable employment). We are also obligated to make COBRA premium payments for them and their spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The salary continuation severance payments would be paid at the time of the Company’s standard payroll during the severance period, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law.

•

We are obligated to pay a bonus equal to their target cash bonus for the year of termination, prorated based on the number of days in the calendar year elapsed as of the termination date. The bonus would be paid in the month following the month of termination of employment.

•

All options and stock appreciation rights awards that have vested as of the termination date would remain exercisable for 90 days following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards. All unvested options, stock appreciation rights awards and stock awards would be cancelled on the date of termination.

If Dr. Blank or Ms. Sabella voluntarily terminates their employment with good reason or if we terminate their employment without cause within 18 months after a change in control (as the relevant terms are defined in their employment agreements), among other things:

•

We are obligated to make a severance payment equal to their base salary for a 24 month severance period. We are also obligated to make COBRA premium payments for them and their spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The severance payment would be paid in a lump sum in the month after termination, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law. The severance would be payable without regard to any subsequent employment.

•	We are obligated to pay a bonus equal to two (2) times their target bonus for the year of termination. The bonus would be paid in the month following the month of termination of employment.
•

Upon termination of employment, all of the unvested stock awards held by them would become immediately vested. All options that have vested as of the termination date would remain exercisable for 18 months following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Under our agreements with Dr. Blank and Ms. Sabella, in the case of any termination by us without cause or by them for good reason covered by those agreements, we are obligated to pay salary earned but not paid through the date of termination, vacation and sick leave days that have accrued through the date of termination, and reimbursable business expenses incurred through the date of termination.

Under our agreements with Dr. Blank and Ms. Sabella, “cause” is defined to include specified acts of malfeasance committed by them. These acts include gross negligence, willful misconduct, or fraud in connection with performance of their duties to us; material breach of their employment agreement or material failure to comply with our policies; or commission of any act of moral turpitude, theft, dishonesty or insubordination. “Good reason” is defined to include specified adverse changes in circumstances involving their employment, but only after they have given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities of the officer or his supervisor, a material change in work location, and our material breach of their employment agreement.

Mr. Lawrence’s employment agreement contained the same severance and change in control provisions as those in Dr. Blank’s and Ms. Sabella’s agreements. Mr. Lawrence resigned from the Company effective March 12, 2021, and did not receive any severance or other benefits in connection with his resignation, although he did receive payment for his accrued paid time off in connection with his departure from the Company.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential payments payable to those Named Executive Officers who are eligible for such payments upon termination of employment or a change in control. The table below reflects amounts payable to such Named Executive Officers assuming their employment was terminated as of December 31, 2020.

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason		Voluntary Termination by Executive Without Good Reason Following a Change in Control		Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a Change in Control
Ron Cohen, M.D.	Salary	$1,591,350		$795,675		$1,591,350
President and Chief Executive Officer	Non-equity incentive compensation(8)	655,636		655,636		1,311,272
	Accrued paid time off(6)	504,948		504,948		504,948
	Option and award acceleration(2)(5)	8,844		8,844	(4)	8,844
	Performance share acceleration(2)(5)	5,896		5,896	(4)	5,896
	Benefits continuation(3)	69,685	(1)	34,843	(1)	69,685	(1)
	Total value:	2,836,359		2,005,842		3,491,995
David Lawrence	Salary	430,000	(1)	—		860,000
Former Chief, Business Operations and Principal	Non-equity incentive compensation	215,000		—		430,000
Accounting Officer(7)	Accrued paid time off(6)	21,500				21,500
	Option and award acceleration(2)	—		—		3,122
	Performance share acceleration(2)	—		—		2,079
	Benefits continuation(3)	24,361	(1)	—		48,722	(1)
	Total value:	690,861		—		1,365,423
Burkhard Blank, M.D.	Salary	533,100	(1)	—		1,066,200
Chief Medical Officer and Head of R&D	Non-equity incentive compensation	266,550		—		533,100
	Accrued paid time off(6)	133,275		—		133,275
	Option and award acceleration(2)	—		—		3,122
	Performance share acceleration(2)	—		—		2,079
	Benefits continuation(3)	11,614	(1)	—		23,228	(1)
	Total value:	944,539		—		1,761,004
Lauren Sabella	Salary	488,000	(1)	—		976,000
Chief Commercial Officer	Non-equity incentive compensation	244,000		—		488,000
	Accrued paid time off(6)	18,769		—		18,769
	Option and award acceleration(2)	—		—		3,122
	Performance share acceleration(2)	—		—		2,079
	Benefits continuation(3)	34,843	(1)	—		69,685	(1)
	Total value:	785,612		—		1,557,655

__________________________

(1)

The full benefit may not be received because, as further described above under Named Executive Officer Severance Agreements, severance pay and COBRA benefits coverage terminate in certain circumstances where an individual obtains other employment or coverage under another employer’s health plan.

(2)

Amounts in the table reflect the value of accelerated stock options calculated based on the difference between the exercise price of the stock options and the closing sale price of common stock reported on the Nasdaq Global Select

Market on December 31, 2020, the last trading day in 2020. All options with an exercise price less than the closing price on that date are assigned zero value. The amounts also reflect the value of accelerated restricted stock awards and restricted stock unit awards calculated based on the closing sale price of common stock reported on the Nasdaq Global Select Market on December 31, 2020, the last trading day in 2020.

(3)

Amounts in the table represent our COBRA benefit continuation rates, which are the rates established for terminated employees to continue medical coverage. We note that Acorda uses a self-funded health benefit plan, and therefore our cost to provide these continued COBRA benefits may differ from the COBRA benefit continuation rates reflected in the table.

(4)

These values reported in the table are based on 100% acceleration of the vesting of relevant awards; however, as described above under Named Executive Officer Severance Agreements, these awards might be subject to less than 100% accelerated vesting depending on the circumstances.

(5)

As further described above under Named Executive Officer Severance Agreements, Dr. Cohen is entitled to a specified minimum acceleration of the vesting of his equity awards upon a change in control regardless of termination, with the acceleration being potentially 100% depending on the circumstances. See Note 4 above.

(6)	Generally, employees are paid accrued paid time off regardless of the circumstances of their separation from the Company, and including the circumstances described in this table.
(7)

Mr. Lawrence resigned from the Company effective March 12, 2021 and will never become entitled to any of the severance benefits described in the table, although he did receive payment for his accrued paid time off in connection with his departure from the Company.

(8)

Dr. Cohen did not receive any non-equity incentive compensation payout in March 2020 for performance under 2019 non-equity incentive compensation program. Accordingly, for purposes of calculating and reporting in this table severance payouts under the terms of Dr. Cohen’s employment agreement, we have used the payout received by Dr. Cohen in March 2019 for performance under our 2018 non-equity incentive compensation program.

Other Compensation

All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. We did not cover these expenses for any executive officers in 2020. We have no current plans to make changes to the levels of benefits and perquisites provided to executives.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us. Our compensation policies reflect a balanced approach using both quantitative and qualitative assessments of performance without unduly emphasizing any particular performance measure. The compensation of our executive officers and other employees consists of annual base salary, annual non-equity incentive compensation, and equity awards. Base salaries do not encourage risk taking because their amount is fixed. An executive officer’s annual non-equity incentive compensation payout is 80% based on Company performance criteria (100% in the case of Ron Cohen, M.D., our President and Chief Executive Officer). The Company operates as one unit, and there are no separate business unit incentives. We believe the annual non-equity incentive compensation program appropriately balances risk and our desire to focus employees on annual goals important to our success. Also, our executive officers are paid a significant portion of their compensation in the form of equity awards that align the interests of our officers with the interests of our stockholders. We believe these equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the market performance of the Company’s stock, vesting either over a specified time period or based on achievement of important milestones.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently determines the compensation levels of our executive officers as described above. No member of the Compensation Committee is or has been one of our officers or employees. Also, none of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer has served as a member of the Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2020, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons.

The Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related party transactions.” “Related party transaction” refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiaries are a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect interest: any director or director nominee, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a general partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party’s benefit is solely due to stock ownership and is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

The Audit Committee is responsible for the review and, as applicable, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party and the extent of the related party’s interest in the transaction.

If the Audit Committee decides not to approve a transaction, the Committee will notify the President and CEO and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the President and CEO and the General Counsel and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee’s decision.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

The Audit Committee members include Mr. Randall, Dr. Jensen, and Mr. Kelley, each of whom has been determined independent by the Board. In addition, based upon their background and experience, Messrs. Randall and Kelley qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company’s website at www.acorda.com, under “Investors – Corporate Governance – Committee Charters.”

Ernst & Young LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2020. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

The Audit Committee discussed with Ernst & Young LLP the firm’s independence, and received from Ernst & Young LLP the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Lorin J. Randall (Chair)

Peder K. Jensen, M.D.

John Kelley

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2021. The affirmative vote of a majority of the shares present in person or by proxy and voting at the 2021 Annual Meeting is required to ratify the selection of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the 2021 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP for 2020 and 2019 in connection with audit and other services rendered during the past two fiscal years.

Type of Fee	2020	2019
Audit Fees (1)	$1,971,217	$2,105,051
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	202,467
All other fees (4)	1,133	3,061
Total Fees for Services Provided	$1,972,350	$2,310,579

(1)

Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings.

(2)	Audit-related fees principally include fees for audit and attest services that are not required by statute or regulation.
(3)	Includes fees for tax services, including tax compliance, tax advice and tax planning.
(4)	Subscription fees for an online accounting and auditing research tool.

Pre-approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee must pre-approve all services provided to the Company by the independent auditor in accordance with the Company’s pre-approval policy established by the Committee. All of the fees in the above table were approved by the Audit Committee.

The Company’s pre-approval policy requires that the Audit Committee pre-approve all audit, audit-related and non-audit services performed by our independent auditor, subject to limited exceptions. Under the policy, the annual audit engagement and the fees to be paid therefore must be specifically pre-approved. Certain other specified audit services, which are those services that only the auditor can reasonably provide, are pre-approved under the policy. All other audit services must be pre-approved by the Audit Committee.

Under the policy, audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the auditor. Certain specified audit-related services are pre-approved under the policy, because the Audit Committee believes that the provision of these audit-related services does not impair the independence of the auditor. All other audit-related services must be pre-approved by the Audit Committee.

The policy also allows the Audit Committee to grant general pre-approvals for non-audit services that it believes are routine and recurring services that would not impair the independence of the Auditor. Certain specified tax services are deemed to be approved under the policy, and the policy also lists certain prohibited non-audit services.

Certain non-audit services are exempt from the pre-approval requirements of the policy. The exemption applies if these services (a) do not exceed, in the aggregate, 5% of the fees paid to the auditor in any fiscal year, (b) were not recognized as non-audit services at the time of the engagement, and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking you to vote, in an advisory (non-binding) manner, to approve the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables set forth earlier in this Proxy Statement. We hold these so-called “say-on-pay” votes annually pursuant to Rule 14a-21 under Section 14A of the Securities Exchange Act of 1934, as amended.

Before you vote on this proposal, we strongly encourage you to read the Compensation Discussion and Analysis and the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth earlier in this Proxy Statement. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that is designed to tie annual and long-term compensation to the achievement of established goals and to align executives’ incentives with the creation of value for our stockholders. Our compensation program is also designed to attract and retain highly talented, qualified executives who are dedicated to our mission and culture. We believe our compensation philosophy and objectives support our business strategy and align the interests of our executives and our stockholders. We also believe that our compensation program does not encourage excessive risk-taking by management.

For these reasons, the Board is asking stockholders to support this proposal. This is an advisory vote and the results will not be binding. However, we, the Board, and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and on our executive compensation principles, policies, and procedures.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL THREE.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2021 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2021 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued under our 2006 Employee Incentive Plan, our 2015 Omnibus Incentive Compensation Plan, our 2016 Inducement Plan, and our 2019 Employee Stock Purchase Plan. Information in the table is as of December 31, 2020. We implemented a 1-for-6 reverse split of our common stock on December 31, 2020. The figures in the table below reflect the reverse stock split.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (3) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	1,338,803	(1)	$127.13	795,012	(2)
Equity compensation plans not approved by stockholders (4)	—		—	—
Total	1,338,803		$127.13	795,012

(1)

This number includes 532,313 shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2006 Employee Incentive Plan, 798,918 shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2015 Omnibus Incentive Compensation Plan, and 7,572 shares of our Common Stock that were issuable as of the date of the table upon the vesting and settlement of restricted stock units outstanding under our 2015 Omnibus Incentive Compensation Plan.

(2)

This number includes, as of the date of the table, 545,012 shares available for issuance under our 2015 Omnibus Incentive Compensation Plan and 250,000 shares available for issuance under our 2019 Employee Stock Purchase Plan. We have not yet implemented the 2019 Employee Stock Purchase Plan and accordingly no shares of common stock have been offered or issued under the plan since it was authorized.

(3)

The weighted-average exercise prices disclosed in this column do not take into account the restricted stock unit awards that are reflected in column (a) and described in footnote (1) to column (a). Restricted stock unit awards vest and settle into shares of Company common stock if and when specified conditions are achieved without the payment of any exercise price by the recipient of such awards.

(4)

We have a 2016 Inducement Plan under which stock options had been issued to individuals previously employed by Biotie Therapies and its subsidiaries in connection with our 2016 acquisition of Biotie. Awards may be granted under the 2016 Inducement Plan only to a person who either (a) has never been an employee or director of the Company, or (b) has a bona fide period of non-employment with the Company, and the award must be an inducement material to the individual entering employment with the Company. As of the date of the table, there were no stock option or other awards outstanding under the 2016 plan, as all of the stock options issued to the former Biotie employees have terminated. The Compensation Committee of the Board of Directors could authorize the issuance of any additional equity awards under this plan but has not done so as of the date of this Proxy Statement.

Householding

The Securities and Exchange Commission’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, annual reports and notices of annual meeting and internet availability with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders.

Stockholders residing in the same household who hold their shares through a broker may receive only one Notice of Annual Meeting and Internet Availability (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker. If you would like to receive a separate copy of this year’s Proxy Statement, Annual Report, or Notice of Annual Meeting and Internet Availability, please contact our communications department at 420 Saw Mill River Road, Ardsley, New York 10502, telephone number (914) 347-4300, and we will promptly deliver the requested materials.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Pursuant to Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2022 Annual Meeting of Stockholders, by submitting their proposals to us no later than December 24, 2021. This deadline is determined under Rule 14a-8 and represents the 120th day prior to the anniversary of the date we filed and intend to commence distribution of this Proxy Statement to shareholders. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

If you want to nominate a director or make a proposal for consideration at next year’s annual meeting, other than a proposal submitted for inclusion in our proxy statement as described above, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, NY 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 2, 2022 and no later than March 4, 2022, unless the date of the 2022 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2021 Annual Meeting.

Our Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board or to introduce an item of business at an annual meeting of stockholders. A stockholder nominating a director candidate or introducing an item of business must be a stockholder of record on the date of the giving of the nomination or item of business and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, notice of a director nomination or item of business must include the content required by Sections 1.10(b) and 1.11(b), respectively, of our Bylaws.

We will have discretionary authority to vote on any stockholder proposals presented at our 2022 Annual Meeting of Stockholders that do not comply with the notice and other requirements as described above.

The chairman of our annual meetings has the power to determine whether a nomination or other business is properly brought before an annual meeting. The chairman of such meetings may refuse to allow the nomination of any person or the transaction of any business not in compliance with the requirements described above.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020, is enclosed or being made available with this Proxy Statement. We filed our Annual Report on Form 10-K with the SEC on March 16, 2021. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our communications department at our principal executive office located at 420 Saw Mill River Road, Ardsley, New York 10502. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com, under “Investors – SEC Filings.” We will also furnish any exhibit to our Annual Report on Form 10-K, if specifically requested.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors and officers and other employees and that is intended to meet the definition of “code of ethics” as set forth in the Item 406 of SEC’s Regulation S-K. Any waiver of our Code of Ethics for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. To the extent required by applicable law, we will promptly disclose to our stockholders any amendments to or waivers from our Code of Ethics granted to any of our executive officers, senior financial officers or directors. We intend to satisfy SEC disclosure requirements regarding amendments to or waivers from the Code of Ethics by posting the required disclosures on our website. Our Code of Ethics, and any such disclosures of amendments or waivers, can be accessed on our website at www.acorda.com, under “Investors – Corporate Governance – Code of Ethics.”

Please submit your proxy whether or not you plan to attend the 2021 Annual Meeting.

By the Order of the Board of Directors,

Andrew Mayer Deputy General Counsel and Corporate Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D52234-P53519 Nominees: 01) Barry Greene 02) Catherine D. Strader, Ph.D. 2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2021. 3. An advisory vote to approve named executive officer compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Please indicate if you plan to attend this meeting NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please indicate if you would like to keep your vote confidential under the current policy 1. Election of Directors ! ! ! For All Withhold All For All Except For Against Abstain ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR ALL number(s) of the nominee(s) on the line below. of the following: The Board of Directors recommends you vote FOR Proposals 2 and 3. ACORDA THERAPEUTICS, INC. 420 SAW MILL RIVER RD. ARDSLEY, NY 10502 Yes No Yes No ! ! ! ! ! ! ! ! ACORDA THERAPEUTICS, INC. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D52235-P53519 ACORDA THERAPEUTICS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 2, 2021 The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Andrew Mayer their true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, 201 Ogden Avenue, Dobbs Ferry, New York 10522 at 9:00 a.m., Eastern Time, on June 2, 2021 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

Your Vote Counts! ACORDA THERAPEUTICS, INC. 2021 Annual Meeting Vote by June 1, 2021 11:59 PM ET D50956-P53465 You invested in ACORDA THERAPEUTICS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 2, 2021. Get informed before you vote View the Notice and Proxy Statement, Annual Report and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 19, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com  Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* June 2, 2021 9:00 AM EDT Hilton Garden Inn 201 Ogden Avenue Dobbs Ferry, NY 10522 914-591-4300 *If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance. V1

Vote at www.ProxyVote.com  1. Election of Directors  Nominees:  For  01) Barry Greene  02) Catherine D. Strader, Ph.D.  2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021.  For  For 3. An advisory vote to approve named executive officer compensation.  NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.  D50957-P53465 ACORDA THERAPEUTICS, INC.  2021 Annual Meeting  Vote by June 1, 2021  11:59 PM ET  Board Recommends  Voting Items THIS IS NOT A VOTABLE BALLOT  This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.